UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

1. Filed by the Registrant ☒

2. Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
STONELEIGH PARTNERS ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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(1)	Title of each class of securities to which transaction applies:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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STONELEIGH PARTNERS ACQUISITION CORP.

20 Marshall Street, #104

Norwalk, CT 06854

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 29, 2009

TO THE STOCKHOLDERS OF STONELEIGH PARTNERS ACQUISITION CORP.:

You are cordially invited to attend the special meeting of stockholders of Stoneleigh Partners Acquisition Corp. (“Stoneleigh”) to be held at 11:00 a.m. EDT on May 29, 2009 at the offices of Stoneleigh’s counsel Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174, for the sole purpose of considering and voting upon the following proposals:

•
a proposal to amend the amended and restated Stoneleigh certificate of incorporation (the “Extension Amendment”) to extend the date on which Stoneleigh’s corporate existence terminates from May 31, 2009 to December 31, 2009; and

•
a proposal to allow the holders of shares of common stock issued in Stoneleigh’s initial public offering (the “IPO”, and such shares sold in the IPO are referred to as the “public shares”) to elect to convert their public shares into their pro rata portion of the funds held in the trust account established at the time of the IPO (the “trust account”) if the Extension Amendment is approved (the “Conversion”).

The Stoneleigh board of directors has fixed the close of business on April 15, 2009 as the date for determining Stoneleigh stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof.  Only holders of record of Stoneleigh common stock on that date are entitled to have their votes counted at the special meeting or any adjournment thereof.

We have entered into a letter of intent with Realty Finance Corporation, referred to as RFC, for the completion of a business combination and expect to complete a business combination on the terms contemplated by the prospectus dated May 31, 2007 relating to our IPO. Our board of directors has determined that it would be in the best interests of our stockholders to permit Stoneleigh to continue its corporate existence beyond the time established in our certificate of incorporation in order to complete the business combination with RFC or another business combination.

As a result, our board of directors has determined that it is in the best interests of our stockholders to continue Stoneleigh’s existence until December 31, 2009.  Our board of directors recognizes the importance of the rights afforded to the holders of the public shares (the “public stockholders”) at the time of the IPO to receive their pro rata portion of the trust account in connection with a liquidation of Stoneleigh if its corporate existence were to terminate on May 31, 2009.  Accordingly, Stoneleigh is offering holders of public shares the opportunity to participate in the Conversion proposal regardless of whether the holder votes for or against the Extension Amendment.  In order to convert your public shares, you must vote in favor of the Conversion proposal; however, if you vote in favor of the Conversion proposal, you are not required to convert your public shares. Approval of the Conversion proposal is a condition to the implementation of the Extension Amendment.

There is no limit on the number of public shares that may be converted. If the Extension Amendment and Conversion proposal are approved by the stockholders, and holders of a majority of the public shares elect to participate in the Conversion and convert their shares into their pro rata portion of the trust account, the distribution of funds from the trust account resulting from the Conversion will constitute a statutory distribution of substantially all of Stoneleigh’s assets under Section 271 of the Delaware General Corporation Law (“GCL”).  Accordingly, stockholder approval of the removal of funds from the trust account in connection with the Conversion proposal will constitute stockholder approval of a distribution of substantially all of Stoneleigh’s assets for purposes of Section 271 of the GCL. Any such distribution will be a withdrawal of cash from the trust fund to the holders of the public shares that have exercised their rights to convert public shares but shall not require us to abandon the Extension Amendment or liquidate or dissolve the remainder of the trust account or our corporation.

If the Extension Amendment and Conversion proposal are not approved and we do not complete a business combination as contemplated by our IPO prospectus and in accordance with our certificate of incorporation by May 31, 2009, our corporate existence will terminate except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the GCL.  This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the GCL.  Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the GCL removed the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State).  In any liquidation, the funds held in the trust account will be distributed pro rata to the holders of the public shares.  In such case, Stoneleigh anticipates notifying the trustee of the trust account to begin liquidating such assets promptly after May 31, 2009 and anticipates it will take no more than 10 business days to effectuate such distribution.  Stoneleigh’s initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares.  There will be no distribution from the trust account with respect to our warrants, which will expire worthless.  Stoneleigh will pay the costs of liquidation from its remaining assets outside of the trust account.  If such funds are insufficient, Stoneleigh’s management has agreed to advance it the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

Stoneleigh’s IPO prospectus stated that Stoneleigh would not take any action to amend or waive Article Sixth (except in connection with, and to be effective upon, a business combination) to allow it to survive for a longer period of time if it did not appear it would be able to consummate a business combination by May 31, 2009.  Since the completion of its IPO, Stoneleigh has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating business terms with potential targets and conducting related due diligence.  Commencing promptly upon completion of its IPO, Stoneleigh began to search for an appropriate business combination target.  During the process, it relied on numerous business relationships and contacted investment bankers, private equity funds, consulting firms, and legal and accounting firms.  As a result of these efforts, Stoneleigh identified and reviewed information with respect to over 50 possible target companies.  As of April 7, 2009, Stoneleigh entered into a letter of intent with RFC.  The letter of intent provides that Stoneleigh will purchase approximately 31,000,000 shares of common stock (or a lesser amount, in Stoneleigh’s discretion), referred to as the RFC common stock, and $31,250,000 principal amount of senior secured note of RFC.

You are not being asked to pass on the proposed business combination at this time. If you are a public stockholder, you will have the specific right to vote on the proposed business combination with RFC, or another business combination if and when it is submitted to stockholders.

As currently contemplated by Stoneleigh’s amended and restated certificate of incorporation, if Stoneleigh does not complete a business combination on or prior to May 31, 2009, Stoneleigh’s corporate existence shall terminate, Stoneleigh shall liquidate the trust account for the benefit of the public stockholders and the public stockholders shall receive liquidating distributions.  As a result of the matters proposed to the stockholders in the proxy statement, our board of directors proposes to extend the date on which Stoneleigh’s existence will automatically terminate until December 31, 2009.  All stockholders, including those who vote in favor of the Extension Amendment, shall be entitled to elect, in connection with this proxy statement, to convert their shares into their pro rata portion of the trust account.  In order to convert your public shares, you must vote in favor of the Conversion proposal; however, if you vote in favor of the Conversion proposal, you are not required to convert your public shares.  If the public stockholders so elect, Stoneleigh anticipates notifying the trustee promptly after the stockholder meeting, which is scheduled for May 29, 2009 to liquidate the trust account in an amount equal to the total pro rata portion of the converting shares.  Stoneleigh estimates that the per share pro rata portion of the trust account will be approximately $8.04 at the time of the special meeting.

Subject to the foregoing, the affirmative vote of a majority of Stoneleigh’s outstanding common stock voting for the Extension Amendment and Conversion proposal will be required to approve the Extension Amendment and the Conversion proposal.

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In considering the Extension Amendment, Stoneleigh’s stockholders should be aware that because Stoneleigh’s IPO prospectus stated that Stoneleigh would not take any action to amend or waive any provision of its certificate of incorporation (except in connection with a business combination), including to allow it to survive for a longer period of time except in connection with, and to be effective upon, the consummation of a business combination, such stockholders may have securities law claims against Stoneleigh.  Even if you do not pursue such claims, others may do so.  The Extension Amendment will also result in Stoneleigh incurring additional transaction expenses, and may also result in securities law and other claims against Stoneleigh whose holders might seek to have the claims satisfied from funds in the trust account.  If proposing the Extension Amendment results in Stoneleigh incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims, if the resources of Gary D. Engle and James A. Coyne, who have certain indemnification obligations with respect to the trust account, are insufficient or unavailable to indemnify Stoneleigh for the full amount.  You should read the proxy statement carefully for more information concerning the consequences of the adoption of the Extension Amendment.

After careful consideration of all relevant factors, Stoneleigh’s board of directors has determined that the Extension Amendment and Conversion proposal is fair to and in the best interests of Stoneleigh and its stockholders, has declared it advisable and recommends that you vote or give instruction to vote “FOR” it.

Under Delaware law and Stoneleigh’s bylaws, no other business may be transacted at the special meeting.

Enclosed is the proxy statement containing detailed information concerning the Extension Amendment, the Conversion and the special meeting.  Whether or not you plan to attend the special meeting, we urge you to read this material carefully and vote your shares.

I look forward to seeing you at the meeting.

Dated:	April [__], 2009

By Order of the Board of Directors

/s/ Gary D. Engle Gary D. Engle

Chairman of the Board and Chief Executive Officer

Your vote is important.  Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting.  If you are a stockholder of record, you may also cast your vote in person at the special meeting.  If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by obtaining a proxy from your brokerage firm or bank.  Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against each of the proposals.

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STONELEIGH PARTNERS ACQUISITION CORP.

20 Marshall Street, #104

Norwalk, Connecticut 06854

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 29, 2009

PROXY STATEMENT

The special meeting of stockholders of Stoneleigh Partners Acquisition Corp. (“Stoneleigh”), a Delaware corporation, will be held at 11:00 a.m. EDT on May 29, 2009, at the offices of Stoneleigh’s counsel Blank Rome, 405 Lexington Avenue, New York, New York 10174, for the sole purpose of considering and voting upon the following proposals:

•
a proposal to amend the amended and restated Stoneleigh certificate of incorporation (the “Extension Amendment”) to extend the date on which Stoneleigh’s corporate existence terminates from May 31, 2009 to December 31, 2009; and

•
a proposal to allow the holders of shares of common stock issued in Stoneleigh’s initial public offering (the “IPO”, and such shares sold in the IPO are referred to as the “public shares”) to elect to convert their public shares into their pro rata portion of the funds held in the trust account established at the time of the IPO (the “trust account”) if the Extension Amendment is approved (the “Conversion”).

The Extension Amendment and the Conversion proposal are essential to the overall implementation of the board of directors’ plan to continue Stoneleigh’s corporate existence until December 31, 2009 to allow Stoneleigh more time to complete a business combination. Approval of the Conversion proposal is a condition to the implementation of the Extension Amendment.

As of April 7, 2009 Stoneleigh entered into a letter of intent with Realty Finance Corporation, or RFC, a commercial real estate specialty finance company focused on originating and acquiring whole loans, bridge loan, subordinate interests in whole loans, commercial mortgage-backed securities and mezzanine loans, primarily in the United States.  If the Extension Amendment proposal is not approved by the stockholders, Stoneleigh’s corporate existence will terminate on May 31, 2009 and Stoneleigh will be unable to complete a business combination.

There is no limit on the number of public shares that may be converted. If the Extension Amendment and the Conversion proposal are approved by the stockholders, and holders of a majority of the public shares elect to participate in the Conversion and convert their shares into their pro rata portion of the trust account, the withdrawal of funds from the trust account in connection with the Conversion will constitute a statutory distribution of substantially all of Stoneleigh’s assets under Section 271 of the Delaware General Corporation Law (“GCL”).  Accordingly, stockholder approval of the withdrawal of funds from the trust account in connection with the Conversion will constitute stockholder approval of a distribution of substantially all of Stoneleigh’s assets for purposes of Section 271 of the GCL. Any such distribution will be a withdrawal of cash from the trust fund to the holders of the public shares that have exercised their rights to convert public shares but shall not require us to abandon the Extension Amendment or liquidate or dissolve the remainder of the trust account or our corporation.

The withdrawal of funds from the trust account in connection with the Conversion will reduce the amount held in the trust account and Stoneleigh’s net asset value following the Conversion and the amount remaining in the trust account may be only a small fraction of the approximately $224 million that was in the trust account as of March 31, 2009.

If the Extension Amendment is not approved and we do not complete a business combination as contemplated by our IPO prospectus and in accordance with our certificate of incorporation by May 31, 2009, our corporate existence will terminate except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the GCL.  This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the GCL.  Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the GCL removed the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State).  In any liquidation, the funds held in the trust account will be distributed, pro rata, to the holders of the public shares.  In such case, Stoneleigh anticipates notifying the trustee of the trust account to begin liquidating such assets promptly after the stockholder meeting, which is scheduled for May 29, 2009 and anticipates it will take no more than 10 business days to effectuate such distribution.  Stoneleigh’s initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares.  There will be no distribution from the trust account with respect to our warrants, which will expire worthless.  Stoneleigh will pay the costs of liquidation from its remaining assets outside of the trust account.  If such funds are insufficient, Stoneleigh’s management has agreed to advance it the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

If the Extension Amendment and the Conversion proposal are approved, the stockholders’ approval of the Conversion will constitute consent for Stoneleigh to (i) remove from the trust account an amount (the “Withdrawal Amount”) equal to the pro rata portion of funds available in the trust account relating to the converted public shares and (ii) deliver to the holders of such converting public shares their pro rata portion of the Withdrawal Amount.  The remainder of such funds shall remain in the trust account and be available for use by Stoneleigh to complete a business combination on or before December 31, 2009.  Holders of public shares who do not convert their public shares now, will retain their conversion rights and their ability to vote on a business combination through December 31, 2009 if the Extension Amendment is approved.

At the time the Extension Amendment becomes effective, Stoneleigh will also amend the trust account agreement to (i) permit the withdrawal of the Withdrawal Amount from the trust account; (ii) extend the date on which to liquidate the trust account to December 31, 2009; and (iii) prohibit any further changes in the distribution of the trust account funds, including the date of liquidation, unless each and every Stoneleigh common stockholder specifically agrees in writing to such change.  This amendment will make extensions difficult for Stoneleigh to effect as Stoneleigh believes that obtaining a unanimous vote of its stockholders is highly unlikely due to the diverse interests of its public stockholders, although it should be noted that there may be fiduciary duty considerations that would outweigh the contractual obligations to observe the unanimous vote provision that may render adhering to its strict requirements problematic for the Stoneleigh board of directors.  As a result, the attempt to prohibit any further changes in the distribution of trust account funds described above may not be effective or otherwise be enforceable against Stoneleigh.

The record date for the special meeting is April 15, 2009.  Record holders of Stoneleigh common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting.  On the record date, there were 34,097,500 outstanding shares of Stoneleigh common stock including 27,847,500 outstanding shares of Stoneleigh public common stock.  Stoneleigh’s warrants do not have voting rights.

This proxy statement contains important information about the special meeting and the proposals.  Please read it carefully and vote your shares.

This proxy statement is dated April [__,] 2009 and is first being mailed to stockholders on or about that date.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

These Questions and Answers are only summaries of the matters they discuss.  They do not contain all of the information that may be important to you.  You should read carefully the entire document, including the annexes to this proxy statement.

Q.	Why am I receiving this proxy statement?
A.  Stoneleigh is a blank check company formed in 2005 to serve as a vehicle for the acquisition, through a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business.  In May 2007, Stoneleigh consummated its IPO from which it derived gross proceeds of $222,780,000, including proceeds from the partial exercise of the underwriters’ over-allotment option.  Like most blank check companies, our certificate of incorporation provides for the return of the IPO proceeds held in trust to the holders of shares of common stock sold in the IPO if there is no qualifying business combination(s) consummated on or before May 31, 2009. Stoneleigh’s certificate of incorporation provides that Stoneleigh’s corporate existence shall automatically terminate on May 31, 2009 if we have not completed a business combination.  The board of directors believes that it is in the best interests of the stockholders to continue Stoneleigh’s existence until December 31, 2009 in order to complete a business combination and is submitting these proposals to the stockholders to vote upon.

Q.	What is being voted on?	A. You are being asked to vote on:

•
a proposal to amend the amended and restated Stoneleigh certificate of incorporation (the “Extension Amendment”) to extend the date on which Stoneleigh’s corporate existence terminates from May 31, 2009 to December 31, 2009; and

•
a proposal to allow the holders of shares of common stock issued in Stoneleigh’s initial public offering (the “IPO”, and such shares sold in the IPO are referred to as the “public shares”) to elect to convert their public shares into their pro rata portion of the funds held in the trust account established at the time of the IPO (the “trust account”) if the Extension Amendment is approved (the “Conversion”).

The Extension Amendment and the Conversion proposals are essential to the overall implementation of the board of directors’ plan to continue Stoneleigh’s corporate existence until December 31, 2009 to allow Stoneleigh more time to complete a business combination. Approval of the Conversion proposal is a condition to the implementation of the Extension Amendment.

Stoneleigh has entered into a letter of intent with RFC, and, therefore, if the Extension Amendment and Conversion proposals are not approved by the stockholders, Stoneleigh’s corporate existence will terminate on May 31, 2009 and Stoneleigh will be unable to complete a transaction with RFC.

If the Extension Amendment and the Conversion proposal are approved, the stockholder’s approval of the Conversion proposal will constitute consent for Stoneleigh to remove from the trust account an amount (the “Withdrawal Amount”) equal to the pro rata portion of funds available in the trust account relating to the public shares converted into such portion of the funds available in the trust account, deliver to the holders of such converting public shares the pro rata portion of the Withdrawal Amount and retain the remainder in the trust account for Stoneleigh’s use in connection with consummating a business combination on or before December 31, 2009.

There is no limit on the number of public shares that may be converted. If the Extension Amendment and the Conversion proposal are approved by the stockholders, and holders of a majority of the public shares elect to participate in the Conversion and convert their shares into their pro rata portion of the trust account, the removal of the Withdrawal Amount in connection with the Conversion proposal will constitute a statutory distribution of substantially all of Stoneleigh’s assets under Section 271 of the GCL.  Accordingly, stockholder approval of the removal of the Withdrawal Amount from the trust account in connection with the Conversion will constitute stockholder approval of a distribution of substantially all of Stoneleigh’s assets for purposes of Section 271 of the GCL. Any such distribution will be a withdrawal of cash from the trust fund to the holders of the public shares that have exercised their rights to convert public shares but shall not require us to abandon the Extension Amendment or liquidate or dissolve the remainder of the trust account or our corporation

Approval of the Conversion proposal is a condition to the implementation of the Extension Amendment. If the Extension Amendment and Conversion proposal are approved, the removal of the withdrawal of funds from the trust account in connection with the Conversion will reduce the amount held in the trust account and Stoneleigh’s net asset value following the Conversion.  Stoneleigh cannot predict the amount that will remain in the trust account if the Extension Amendment and Conversion proposal are approved and the amount remaining in the trust account may be only a small fraction of the approximately $224 million that was in the trust account as of March 31, 2009.

Stoneleigh’s IPO prospectus stated that the target business or businesses, or the controlling interest therein that Stoneleigh may acquire, must have a fair market value of at least equal to 80% of Stoneleigh’s net assets. Accordingly, the 80% threshold for the fair market value of a target business will be reduced proportionately to the extent of the withdrawals from the trust account in connection with Conversions.  For example, at March 31, 2009, Stoneleigh’s net assets were approximately $226.7 million, which would require a target business to have a fair market value of at least $181.36 million to be acquired by Stoneleigh.  If one-half of the public shares are converted, Stoneleigh’s net asset value would be reduced by $112 million to approximately $114.7 million and the 80% threshold for a business combination would be approximately $91.75 million.  As a further illustration, if public shares converted into $200 million of cash in the trust account, Stoneleigh’s net asset value would be reduced to approximately $26.7 million and the threshold for a target business fair market value would be reduced to approximately $21.36 million.

If the Extension Amendment and Conversion proposal are not approved and we do not complete a business combination as contemplated by our IPO prospectus and in accordance with our certificate of incorporation by May 31, 2009, our corporate existence will terminate except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the GCL.  This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the GCL.  Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the GCL removed the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State).  In any liquidation the funds held in the trust account will be distributed, pro rata, to the holders of the public shares.  In such case, Stoneleigh anticipates notifying the trustee of the trust account to begin liquidating such assets promptly after the stockholder meeting, which is scheduled for May 29, 2009 and anticipates it will take no more than 10 business days to effectuate such distribution.  Stoneleigh’s initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares.  There will be no distribution from the trust account with respect to our warrants, which will expire worthless.  Stoneleigh will pay the costs of liquidation from its remaining assets outside of the trust account.  If such funds are insufficient, Stoneleigh’s management has agreed to advance it the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

Q.	Why is the Company proposing the Extension Amendment and the Conversion proposal?
A.  Stoneleigh was organized to serve as a vehicle for the acquisition, through a merger, capital stock exchange, asset acquisition or other similar business combination with a then unidentified operating business.  Stoneleigh signed a letter of intent with RFC as of April 7, 2009.  Under the terms of the transaction, if approved, Stoneleigh will acquire a controlling interest in RFC.  Stoneleigh will receive 31,000,000 shares of newly issued RFC common stock and a $31,250,000 principal amount senior secured note of RFC for which Stoneleigh will pay to RFC $25,000,000 in cash.  Stoneleigh will have the option to adjust its investment to any amount between $20,000,000 and $150,000,000.  The number of shares of common stock and principal amount of the note will be adjusted proportionately. The note will be secured by a first priority senior secured position in all of the assets of RFC, including the capital stock of RFC’s subsidiaries, and bear interest at the rate of 8%.  Additionally, Stoneleigh will have the right to appoint three of six members to RFC’s board of directors upon the closing of the transaction. Stoneleigh intends for the transaction to constitute a business combination as provided in its certificate of incorporation.

If, after the execution of a definitive agreement between RFC and Stoneleigh either (i) Stoneleigh has demonstrated that it is ready to close the transaction and RFC has not consummated the transaction within 60 days of Stoneleigh demonstrating it can close or (ii) RFC signs a definitive agreement for a transaction other than the transaction with Stoneleigh, RFC must pay Stoneleigh the sum of $800,000 as liquidated damages for the damages incurred by Stoneleigh as a result of such actions and, in addition, shall reimburse Stoneleigh for all of its reasonable out-of-pocket expenses incurred in connection with the letter of intent and the RFC transaction.  Additionally, if the deposit described below has been paid, RFC must also return such deposit.  Stoneleigh has until May 30, 2009 to consummate a transaction with RFC, subject to extension by Stoneleigh to August 31, 2009, with delivery by Stoneleigh of a $1,000,000 deposit.  In the event that a definitive agreement is not executed by August 31, 2009, RFC shall return the $1,000,000 deposit.

As a result, Stoneleigh believes that a business combination with RFC will provide Stoneleigh stockholders with an opportunity to participate in a combined company with significant growth potential.

Stoneleigh’s business combination with RFC is intended to be a “business combination” under Stoneleigh’s charter. The charter currently provides that if Stoneleigh’s corporate existence shall terminate on May 31, 2009, and that such provision may only be amended in connection with, and become effective upon, the consummation of a business combination.  As we explain below, Stoneleigh will not be able to complete the business combination by that date.

Our board of directors believes that decisions regarding Stoneleigh’s future, such as whether to continue its existence or have its existence terminate, should be determined by Stoneleigh’s current stockholders and they should not be bound by the restrictions implemented by the stockholders at the time of the IPO.  The current stockholders should not be prohibited from amending the amended and restated certificate of incorporation to allow Stoneleigh to continue its existence, especially since all holders of public shares are being offered the opportunity to convert their public shares and receive their pro rata portion of the trust account in connection with the approval of the proposals which will occur close in time to May 31, 2009 as contemplated in the IPO prospectus.

Since the completion of its IPO, Stoneleigh has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating the attendant business terms, conducting the related due diligence and obtaining the necessary audited financial statements of the business combination target. During the course of its search for a candidate, commencing promptly upon completion of its IPO, Stoneleigh identified, evaluated and entered into discussions with over 50 companies. In particular, after closing the IPO in May 2007, Stoneleigh identified over 50 candidates for a potential transaction, however, discussions with those candidates never progressed beyond the preliminary stages. The Company first met with management of RFC in December 2008 and entered into a letter of intent on April 7, 2009 with respect to a business combination. From December 2008 until April 7, 2009, Stoneleigh has focused on a possible transaction with RFC.  The parties believe that they will enter into a definitive purchase agreement in May 2009 and can complete the business combination on or before December 31, 2009.

As Stoneleigh believes the RFC transaction to be in the best interests of its stockholders, and because Stoneleigh will not be able to conclude the business combination with RFC by May 31, 2009, Stoneleigh has determined to seek stockholder approval to extend Stoneleigh’s corporate existence until December 31, 2009.  If the Extension Amendment is approved, Stoneleigh expects to seek stockholder approval of the business combination with RFC in the near future.

Stoneleigh’s board of directors believes stockholders will benefit from Stoneleigh’s transaction with RFC, and is proposing the Extension Amendment to extend Stoneleigh’s corporate existence until December 31, 2009 and to allow for the Conversion.

The Extension Amendment would give Stoneleigh the opportunity to complete a business combination.  Stockholder approval of the Conversion proposal will constitute stockholder approval of a statutory distribution of substantially all of Stoneleigh’s assets under Section 271 of the GCL, which will occur under Section 271 of the GCL if the holders of a majority of the public shares elect to participate in the Conversion proposal and convert their shares into their pro rata portion of the trust account.

In addition, the removal of the Withdrawal Amount from the trust account in connection with the Conversion will reduce the amount remaining in the trust account and Stoneleigh’s net asset value and increase the percentage interest of Stoneleigh’s common stock held by Stoneleigh’s directors, officers and senior advisors through the insider shares.  Although Stoneleigh cannot predict the amount that will remain in the trust account if the Extension Amendment and Conversion proposal are approved, such amount may be only a fraction of the approximately $224 million that was in the trust account as of March 31, 2009.

Stoneleigh’s IPO prospectus stated that the target business or businesses, or the controlling interest therein that Stoneleigh may acquire, must have a fair market value of at least equal to 80% of Stoneleigh’s net assets. Accordingly, the 80% threshold for the fair market value of a target business will be reduced proportionately to the extent of the withdrawals from the trust account in connection with Conversions.  For example, at March 31, 2009, Stoneleigh’s net assets were approximately $226.7 million, which would require a target business to have a fair market value of at least $181.36 million to be acquired by Stoneleigh.  If one-half of the public shares are converted, Stoneleigh’s net asset value would be reduced by $112 million to approximately $114.7 million and the 80% threshold for a business combination would be approximately $91.75 million.  As a further illustration, if public shares converted into $200 million of cash in the trust account, Stoneleigh’s net asset value would be reduced to approximately $26.7 million and the threshold for a target business fair market value would be reduced to approximately $21.36 million.

We are not asking you to pass on the proposed RFC business combination at this time. If you vote in favor of the Extension Amendment and do not elect to convert your public shares, you will retain the right to vote on the proposed RFC business combination, which we expect to submit to stockholders for approval in the near future.

Q.	Why should I vote for the Extension Amendment?
A.     Stoneleigh’s IPO prospectus stated that Stoneleigh would not take any action to amend or waive Article Sixth of its certificate of incorporation to allow it to continue its corporate existence beyond May 31, 2009, except in connection with, and to be effective upon, the consummation of a business combination.  Since the completion of its IPO, Stoneleigh has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating business terms with potential targets and conducting related due diligence.  Commencing promptly upon completion of its IPO, Stoneleigh began to search for an appropriate business combination target.  During the process, it relied on numerous business relationships and contacted investment bankers, private equity funds, consulting firms, and legal and accounting firms. As a result of these efforts, Stoneleigh identified and reviewed information with respect to over 50 possible target companies.  Primarily as a result of the difficult and deteriorating economic climate since its IPO, Stoneleigh has been dealing with significant challenges to identify suitable target business to present to its stockholders.  As stated above in “Why is the Company proposing the Extension Amendment and the Conversion  proposal?”, Stoneleigh identified RFC.  As Stoneleigh believes the RFC transaction to be in the best interests of its stockholders, and because Stoneleigh will not be able to conclude the business combination with RFC by May 31, 2009, Stoneleigh has determined to seek stockholder approval to extend Stoneleigh’s corporate existence from May 31, 2009 until December 31, 2009 to allow Stoneleigh the opportunity to complete a business combination with RFC or another business combination.  If the Extension Amendment is approved, Stoneleigh expects to seek stockholder approval of a business combination in the near future.

Stoneleigh’s charter purports to prohibit amendment to certain of its provisions, including any amendment that would extend its corporate existence beyond May 31, 2009, except in connection with, and effective upon consummation of, a business combination. Stoneleigh’s IPO prospectus did not suggest in any way that this charter provision, or the charter’s other business combination procedures, were subject to change. We believe that these charter provisions were included to protect Stoneleigh stockholders from having to sustain their investments for an unreasonably long period, if Stoneleigh failed to find a suitable business combination in the timeframe contemplated by the charter, and the application of those investments without the stockholder review customarily provided for them. We also believe, however, that given Stoneleigh’s expenditure of time, effort and money on several possible business combinations, including the RFC business combination, circumstances warrant providing those who believe they might find RFC to be an attractive investment an opportunity to consider the RFC transaction, inasmuch as Stoneleigh is also affording stockholders who wish to convert their public shares as originally contemplated the opportunity to do so as well. Accordingly, we believe that the Extension Amendment is consistent with the spirit in which Stoneleigh offered its securities to the public.

Stoneleigh has received an opinion from special Delaware counsel, Blank Rome LLP, concerning the validity of the Extension Amendment. Stoneleigh did not request Blank Rome to opine on whether the clause currently contained in Article Sixth of our charter prohibiting amendment of Article Sixth prior to consummation of a business combination was valid when adopted.  Blank Rome concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the proposed Amendment, if duly approved by our board of directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of Stoneleigh entitled to vote thereon, all in accordance with Section 242(b) of the GCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the GCL.” A copy of Blank Rome’s opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety.

Q.	Should I vote for the Conversion Proposal?
A. Approval of the Conversion proposal is a condition to the implementation of the Extension Amendment.

Whether a holder of public shares votes in favor of or against the Extension Amendment, the holder may, but is not required to, convert all or a portion of its public shares into the pro rata portion of the trust account represented by the converted shares.  In order to convert your public shares, you must vote in favor of the Conversion proposal; however, if you vote in favor of the Conversion proposal, you are not required to convert your public shares. There is no limit on the number of public shares that may be converted. If at least a majority of the outstanding shares of common stock on the record date vote in favor of the Extension Amendment and Conversion proposal, and holders of a majority of the public shares elect to participate in the Conversion and convert their shares into their pro rata portion of the trust account, the stockholder approval of the Conversion will constitute stockholder approval of a distribution of substantially all of Stoneleigh’s assets for purposes of Section 271 of the GCL. Any such distribution will be a withdrawal of cash from the trust fund to the holders of the public shares that have exercised their rights to convert public shares but shall not require us to abandon the Extension Amendment or liquidate or dissolve the remainder of the trust account or our corporation.

Liquidation of the trust account is a fundamental obligation of Stoneleigh to the public stockholders and Stoneleigh is not proposing and will not propose to change that obligation to the public stockholders.  If holders of public shares do not elect to convert their public shares, such holders shall retain conversion rights in connection with a business combination.  Assuming the Extension Amendment is approved, Stoneleigh’s corporate existence shall be extended until December 31, 2009, and, therefore, Stoneleigh will have until December 31, 2009 to complete a business combination.

Stoneleigh’s board of directors recommends that you vote in favor of the Conversion proposal, but expresses no opinion as to whether you should convert your public shares.

Q.	How do the Stoneleigh insiders intend to vote their shares?
A.  All of Stoneleigh’s directors, executive officers, senior advisors and their respective affiliates are expected to vote any common stock over which they have voting control (including any public shares owned by them) in favor of the Extension Amendment and Conversion proposal.  Stoneleigh’s directors, executive officers, senior advisors and their respective affiliates are not entitled to convert their insider shares. With respect to shares purchased on the open market by Stoneleigh’s directors, executive officers, senior advisors and their respective affiliates, such public shares may be converted.  On the record date, directors, executive officers and senior advisors of Stoneleigh and their affiliates beneficially owned and were entitled to vote 6,250,000 insider shares of Stoneleigh common stock, representing approximately 18.33% of Stoneleigh’s issued and outstanding common stock and 1,240,200 public shares of Stoneleigh common stock, representing approximately an additional 3.62% of Stoneleigh’s issued and outstanding stock.

In addition, affiliates may choose to buy public shares in the open market and/or through negotiated private purchases.  In the event that purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment.  Any public shares held by or subsequently purchased by affiliates of Stoneleigh may be voted in favor of the Extension Amendment and the Conversion proposal.

Q.	What vote is required to adopt the Extension Amendment?
A.  Approval of the Extension Amendment will require the affirmative vote of holders of a majority of Stoneleigh’s outstanding common stock on the record date. Approval of the Conversion proposal is a condition to the implementation of the Extension Amendment.

Our board of directors believes that decisions regarding Stoneleigh’s future, such as whether to continue its existence or have its existence terminate, should be determined by Stoneleigh’s current stockholders and they should not be bound by the restrictions implemented by the stockholders at the time of the IPO.  The current stockholders should not be prohibited from amending the certificate of incorporation to allow Stoneleigh to continue its existence, especially since all holders of public shares are being offered the opportunity to convert their public shares and receive their pro rata portion of the trust account in connection with the approval of the proposals which will occur close in time to May 31, 2009 as contemplated in the IPO prospectus.

Q.	What vote is required to approve the Conversion proposal?
A.  Any holder of public shares that votes in favor of the Conversion may convert all of a portion of their public shares into their pro rata portion of the trust account.  In order to convert your public shares, you must vote in favor of the Conversion proposal; however, if you vote in favor of the Conversion proposal, you are not required to convert your public shares.  If a majority of the outstanding shares of common stock are voted in favor of the Conversion proposal, and holders of a majority of the public shares elect to participate in the Conversion proposal and convert their shares into their pro rata portion of the trust account, the stockholder approval of the Conversion proposal will constitute stockholder approval of a distribution of substantially all of Stoneleigh’s assets for purposes of Section 271 of the GCL.  Any holder of public shares who votes against the Conversion shall retain his, her or its conversion rights in connection with a future business combination.  Holders of public shares who elect to convert their public shares shall receive their pro rata portion of the trust account shortly after the stockholder meeting which is scheduled for May 29, 2009 as set forth in the IPO prospectus and the remainder of the trust account shall remain in the trust account until the earlier to occur of (i) the approval of a business combination or (ii) December 31, 2009.  If the Conversion proposal is not approved by the affirmative vote of holders of a majority of Stoneleigh’s outstanding common stock on the record date, or holders of a majority of the public shares do not elect to participate in the Conversion proposal the stockholder approval of a statutory distribution of substantially all of Stoneleigh’s assets under Section 271 of the GCL will not occur.

Q.	Since Stoneleigh’s IPO prospectus states that Stoneleigh would not amend Article Sixth except in connection with a business combination, what are my legal rights?
A. You should be aware that Stoneleigh’s IPO prospectus stated that Stoneleigh would not take any action to amend or waive Article Sixth of its certificate of incorporation (except in connection with, and upon the effectiveness of, a business combination), including, to allow it to survive for a longer period of time.  As a result, each stockholder may have securities law claims against Stoneleigh for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Such claims may entitle stockholders asserting them to up to $8.00 per share, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from the sale of the original warrants purchased with them, plus interest from the date of Stoneleigh’s IPO (which, in the case of public stockholders, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation).

In general, a person who purchased shares pursuant to a defective prospectus or other representation, must make a claim for rescission within the applicable statute of limitations period, which, for claims made under Section 12 of the Securities Act and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim.  A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares.  Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence.  Rescission and damages claims may not be extinguished by liquidation of the trust account.

Even if you do not pursue such claims, others may.  If they do, holders of such claims, who may include all stockholders who own shares issued in Stoneleigh’s IPO, might seek to have the claims satisfied from funds in the trust account.  A consequence might be that Stoneleigh’s assets following the Extension Amendment could be significantly reduced or depleted entirely.  In addition, the pro rata portion of the trust account payable to holders of public shares will be less than they would otherwise have been entitled, or such amount might be insufficient to fully satisfy a rescission or damages award.  Stoneleigh cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful.  Moreover, such litigation could result in the delay of any payments to public stockholders of trust account funds upon conversion or liquidation.

Aside from possible securities law claims against Stoneleigh, you should also be aware that if the Extension Amendment is approved, Stoneleigh will incur substantial additional expenses in seeking to identify and complete a business combination or commence operations, in addition to expenses incurred in proposing the Extension Amendment.  Stoneleigh has sufficient funds outside of the trust account to pay these obligations.

You should read the proxy statement carefully for more information concerning these possibilities and other consequences of adoption of the Extension Amendment.

Q.	What if I don’t want to vote for the Extension Amendment or Conversion proposal?
A. If you do not want the Extension Amendment or Conversion proposal to be approved, you must abstain, not vote, or vote against the proposals.  If the Extension Amendment is approved, then Extension Amendment will be effected by Stoneleigh.  If the Extension Amendment and Conversion proposal are approved, the Withdrawal Amount will be withdrawn from the trust account and paid to the converting holders. However, as explained in “Possible Claims Against and Impairment of the Trust Account” below, the Extension Amendment may result in claims against Stoneleigh whose holders might seek to have the claims satisfied from funds in the trust account, which could result in depletion of the trust account and in turn reduce a public stockholder’s pro rata portion of the funds available in the trust account upon the completion of a business combination or upon liquidation.

Q.	Will you seek any further extensions to liquidate the trust account?
A.  No, other than the extension until December 31, 2009 as described in this proxy statement, Stoneleigh will not seek any further extension to liquidate the trust account.  Stoneleigh’s board of directors recognizes that Stoneleigh’s IPO prospectus stated that Stoneleigh would not take any action allowing it to survive for a longer period of time except in connection with, and effective upon, the consummation of a business combination.  Stoneleigh has provided that all holders of public shares, including those who vote against the Extension Amendment, but not those who vote against the Conversion, may elect to convert their public shares into their pro rata portion of the trust account and should receive the funds shortly after the stockholder meeting which is scheduled  for  May 29, 2009.  Those  holders  of  public  shares  who  elect  not to convert their shares now shall retain conversion rights with respect to future business combinations, or, if no future business combination is brought to a vote of the shareholders, such holders shall be entitled to the pro rata portion of the trust account on December 31, 2009.  To further minimize the deviation from Stoneleigh’s plans as described in the IPO prospectus, Stoneleigh will, at the time the Extension Amendment becomes effective, amend the trust account agreement to (i) permit the withdrawal of the Withdrawal Amount from the trust account, (ii) extend the date on which to liquidate the trust account to December 31, 2009 and (iii) prohibit any further changes in the distribution of trust account funds, including the date of liquidation, unless each and every Stoneleigh common stockholder specifically agrees in writing to such change.  This amendment will make extensions to liquidate the trust account difficult for Stoneleigh to effect as Stoneleigh believes that obtaining a unanimous vote of its common stockholders is highly unlikely due to the diverse interests of its public stockholders.

Q.	What happens if the Extension Amendment is not approved?
A.  Because Stoneleigh will not have sufficient time to submit for approval a suitable target business opportunity to the stockholders prior to May 31, 2009, if the Extension Amendment is not approved, our corporate existence will terminate on May 31, 2009, except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the GCL.  This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the GCL.  Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the GCL removed the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State).  In any liquidation, the funds held in the trust account will be distributed, pro rata, to the holders of the public shares.  Stoneleigh  anticipates notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipates it will take no more than 10 business days to effectuate such distribution.  Stoneleigh’s initial stockholders waived their rights to participate in any liquidation distribution with respect to their initial shares.  There will be no distribution from the trust account with respect to our warrants which will expire worthless.  Stoneleigh will pay the costs of liquidation from its remaining assets outside of the trust account, which it believes are sufficient for such purposes.  If such funds are insufficient, Stoneleigh’s management has agreed to advance it the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

Q.	If the Extension Amendment is approved, what happens next?
A.  Upon approval by a majority of the common stock outstanding as of the record date of the Extension Amendment and Conversion proposal, Stoneleigh will file an  amendment to the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware in the form of Annex A hereto.  Stoneleigh will remain a reporting company under the Securities Exchange Act of 1934 and its units, common stock and warrants will remain publicly traded.  Stoneleigh will then continue to work to consummate a business combination until its corporate existence terminates on December 31, 2009.

Stoneleigh will continue to seek to consummate a business combination, which, depending on how many holders of public shares elect to convert their public shares, may be considerably smaller in size than contemplated in the IPO.

If the Extension Amendment and Conversion proposal are approved, the removal of this Withdrawal Amount from the trust account will significantly reduce the amount remaining in the trust account and Stoneleigh’s net asset value and increase the percentage interest of Stoneleigh’s common stock held by Stoneleigh’s directors, officers and senior advisors through the insider shares.  Stoneleigh’s IPO prospectus stated that the target business or businesses, or the controlling interest therein, that Stoneleigh may acquire must have a fair market value of at least equal to 80% of Stoneleigh’s net assets.

Additionally, Stoneleigh’s certificate of incorporation provides that Stoneleigh shall not consummate any business combination if the holders of 30% or more of the public shares, contemporaneously with voting against such business combination, exercise their rights to convert such shares into their pro rata portion of the trust account.  Because stockholders are not being asked to vote on a business combination at this meeting, public shares which are converted into a pro rata portion of the trust account in connection with the Conversion will not count towards such 30% threshold.  The 30% threshold will continue to apply in connection with a vote for approval of a business combination, including the RFC transaction, but will be based upon the number of public shares outstanding at the time of such vote, which may be significantly less than the number of public shares outstanding on the record date.

Q.	How do I change my vote?
A.  If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to Stoneleigh’s secretary prior to the date of the special meeting or by voting in person at the special meeting.  Attendance at the special meeting alone will not change your vote.  You also may revoke your proxy by sending a notice of revocation to Stoneleigh located at 20 Marshall Street – Suite 104, Norwalk, Connecticut 06854, Attn: Corporate Secretary.

Q.	How are votes counted?
A.  Votes will be counted by the inspector of election appointed for the meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes.  Each of the Extension Amendment and Contribution proposal must be approved by the affirmative vote of a majority of the outstanding shares as of the record date of Stoneleigh’s common stock, voting together as a single class.

With respect to the Extension Amendment and Conversion proposal, abstentions and broker non-votes will have the same effect as “AGAINST” votes.  An abstention or failure to vote will have no effect on any vote to adjourn the special meeting.  If your shares are held by your broker as your nominee (that is, in “street name”), you may need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.  If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items.  Discretionary items are proposals considered routine under the rules of the New York Stock Exchange applicable to member brokerage firms.  These rules provide that for routine matters your broker has the discretion to vote shares held in street name in the absence of your voting instructions.  On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

Q.	If my shares are held in “street name,” will my broker automatically vote them for me?
A.  No. Your broker can vote your shares only if you provide instructions on how to vote.  You should instruct your broker to vote your shares.  Your broker can tell you how to provide these instructions.

Q.	What is a quorum requirement?
A.  A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if at least a majority of the outstanding shares of common stock on the record date are represented by stockholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the special meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, a majority of the votes present at the special meeting may adjourn the special meeting to another date.

Q.	Who can vote at the special meeting?
A.  Only holders of record of Stoneleigh’s common stock at the close of business on April 15, 2009 are entitled to have their vote counted at the special meeting and any adjournments or postponements thereof.  On this record date, 34,097,500 shares of common stock were outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name.  If on April 15, 2009 your shares were registered directly in your name with Stoneleigh’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the special meeting or vote by proxy.  Whether or not you plan to attend the special meeting in person, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank.  If on April 15, 2009 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization.  The organization holding your account is considered to be the stockholder of record for purposes of voting at the special meeting.  As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.  You are also invited to attend the special meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker or other agent.

Q.	What vote is required in order to adopt the Extension Amendment and the Conversion proposal?
A.  The adoption of the Extension Amendment and the Conversion proposal will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date, voting together as a single class.  Any holder who votes in favor of the Conversion, may  elect  to  convert all or a portion of his, her or its public shares and shall be entitled to their pro rata portion of the trust account.  In order for the approval of the Conversion to constitute the approval of a distribution of all or substantially all of Stoneleigh’s assets for purposes of Section 271 of the GCL, a majority of the holders of the outstanding shares of common stock must approve the Conversion and holders of a majority of the public shares must elect to participate in the Conversion and convert their shares into their pro rata portion of the trust account.  If you vote in favor of the Conversion, you are not required to convert your public shares.  If you vote against the Conversion, you may not convert your public shares.  Whether you vote for or against the Extension Amendment, you may vote in favor of the Conversion.  If you do not vote (i.e. you “Abstain” from voting on this proposal), your action will have the same effect as an “AGAINST” vote.  Broker non-votes will have the same effect as “AGAINST” votes.

Q.	Does the board recommend voting for the approval of the Extension Amendment and the Conversion proposal?
A.  Yes.  After careful consideration of the terms and conditions of these proposals, the board of directors of the Company has determined that the Extension Amendment and the Conversion proposal are fair to and in the best interests of Stoneleigh and its stockholders.  The board of directors recommends that Stoneleigh’s stockholders vote “FOR” the Extension Amendment and the Conversion.

Q.	What interests do the Company’s directors and officers have in the approval of the proposals?
A.  Stoneleigh’s directors and officers have interests in the proposals that may be different from, or in addition to, your interests as a stockholder.  These interests include ownership of insider shares and warrants that may become exercisable in the future, the possibility of future compensatory arrangements and the possibility of participation in future financings.  See the section entitled “The Extension Amendment and Conversion Proposal-Interests of Stoneleigh’s Directors and Officers.”

Q.	What if I object to the Extension Amendment and the Conversion proposal? Do I have appraisal rights?	A. Stoneleigh stockholders do not have appraisal rights in connection with the Extension Amendment or the Conversion proposal under the GCL.

Q.	What happens to the Stoneleigh warrants if the Extension Amendment is not approved?
A.  If the Extension Amendment is not approved, our corporate existence will terminate on May 31, 2009, Stoneleigh will be required to liquidate the trust account on May 31, 2009 and your warrants will become worthless.

Q.	What happens to Stoneleigh warrants if the Extension Amendment and Conversion proposal are approved?
A.  If the Extension Amendment is approved, Stoneleigh will continue its corporate existence until December 31, 2009, and will retain the blank check company restrictions previously applicable to it.  The warrants will remain outstanding in accordance with their terms.  It is Stoneleigh’s position that the warrants will become exercisable upon the consummation of any business combination following stockholder approval of the proposals.   For more information, see the sections entitled “Description of Securities” and “Background Information-Status of Outstanding Warrants Following the Special Meeting of Stockholders.”  The approval of the Conversion proposal and holders of a majority of the public shares electing to participate in the Conversion and convert their shares into their pro rata portion of the trust account, will constitute stockholder approval of the Conversion as a statutory distribution of substantially all of Stoneleigh’s assets for purposes of Section 271 of the GCL.

Q.	What do I need to do now?
A.  Stoneleigh urges you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the proposals will affect you as a Stoneleigh stockholder.  You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.	How do I vote?
A.  If you are a holder of record of Stoneleigh common stock, you may vote in person at the special meeting or by submitting a proxy for the special meeting.  Whether or not you plan to attend the special meeting in person, we urge you to vote by proxy to ensure your vote is counted.  You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope.  You may still attend the special meeting and vote in person if you have already voted by proxy.

Q.	What should I do if I receive more than one set of voting materials?
A.  You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered in more than one name or are registered in different accounts.  For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares.  Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Stoneleigh shares.

Q.	Who is paying for this proxy solicitation?
A.  Stoneleigh will pay for the entire cost of soliciting proxies.  In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication.  These parties will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q.	Who can help answer my questions?	A. If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:
Stoneleigh Partners Acquisition Corp. 20 Marshall Street, #104 Norwalk, Connecticut 06854 Attn: James Coyne Telephone: (203) 663-4200

You may also obtain additional information about the Company from documents filed with the U.S. Securities and Exchange Commission (“SEC”) by following the instructions in the section entitled “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995.  You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words.  You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders.  However, there may be events in the future that we are not able to predict accurately or over which we have no control.  The cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including, among other things, claims by third parties against the trust account, unanticipated delays in the distribution of the funds from the trust account, the application of Rule 419 or other restrictions to future financings or business combinations involving Stoneleigh and Stoneleigh’s ability to finance and consummate acquisitions following the distribution of funds from the trust account.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to Stoneleigh or any person acting on Stoneleigh’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  Except to the extent required by applicable laws and regulations, Stoneleigh undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

BACKGROUND

Stoneleigh

Stoneleigh is a blank check company organized as a corporation under the laws of the State of Delaware on September 9, 2005.  It was formed to effect a business combination with an unidentified operating business.  In May 2007, it consummated its IPO from which it derived gross proceeds of $222,780,000, including proceeds from the partial exercise of the underwriters’ over-allotment option.  Prior to our IPO, our officers, directors and senior advisors, and certain of their affiliates (collectively, the “insiders”) purchased an aggregate of 6,250,000 shares, referred to as the “initial shares” or the “insider shares”, from us for $1,550,000 and, simultaneously with the consummation of the IPO, certain of the insiders purchased 5,975,000 warrants referred to as the “insider warrants” for $4,450,000.  The net proceeds of the IPO plus the proceeds of the sale of the initial shares and insider warrants were deposited in the trust account.  Stoneleigh has been permitted to withdraw (i) interest income earned on the trust account to pay tax obligations and (ii) up to $3,000,000 of interest income earned on the trust account to fund expenses.  As of March 31, 2009, Stoneleigh had approximately $224,078,057 of cash in the trust account and $2,342,964 of cash outside of the trust account.  The cash outside of the trust account has been and will continue to be, reduced by expenses incurred by Stoneleigh, including expenses in connection with the RFC transaction.

The mailing address of Stoneleigh principal executive office is 20 Marshall Street, Suite 104, Norwalk, CT 06854, and its telephone number is (203) 663-4200.

Business Combination Activity

Since the completion of its IPO, Stoneleigh has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating business terms with potential targets and conducting related due diligence.  Commencing promptly upon completion of its IPO, Stoneleigh began to search for an appropriate business combination target.  During the process, it relied on numerous business relationships and contacted investment bankers, private equity funds, consulting firms, and legal and accounting firms. As a result of these efforts, Stoneleigh identified and reviewed information with respect to over 50 possible target companies.  Primarily as a result of the difficult and deteriorating economic climate since its IPO, Stoneleigh has been dealing with significant challenges to identify suitable target businesses to present to its stockholders.  Stoneleigh believes that the RFC transaction is in the best interests of its stockholders.

The RFC Transaction

RFC was organized in Maryland on May 10, 2005, as a commercial real estate specialty finance company focused on originating and acquiring whole loans, bridge loans, subordinate interests in whole loans, commercial mortgage-backed securities and mezzanine loans, primarily in the United States.  Under the terms of the transaction, if approved, Stoneleigh will acquire a controlling interest in RFC.  Stoneleigh will receive 31,000,000 shares of newly issued RFC common stock and a $31,250,000 principal amount senior secured note of RFC for which Stoneleigh will pay to RFC $25,000,000 in cash.  Stoneleigh will have the option to adjust its investment to any amount between $20,000,000 and $150,000,000.  The number of shares of common stock and principal amount of the note will be adjusted proportionately. The note will be secured by a first priority senior secured position in all of the assets of RFC, including the capital stock of RFC's subsidiaries, and bear interest at the rate of 8%.  Additionally, Stoneleigh will have the right to appoint three of six members to RFC's board of directors upon the closing of the transaction.

If, after the execution of a definitive agreement between RFC and Stoneleigh either (i) Stoneleigh has demonstrated that it is ready to close the transaction and RFC has not consummated the transaction within 60 days of Stoneleigh demonstrating it can close or (ii) RFC signs a definitive agreement for a transaction other than the transaction with Stoneleigh, RFC must pay Stoneleigh the sum of $800,000 as liquidated damages for the damages incurred by Stoneleigh as a result of such actions and, in addition, shall reimburse Stoneleigh for all of its reasonable out-of-pocket expenses incurred in connection with the letter of intent and the RFC transaction.  Additionally, if the deposit described below has been paid, RFC must also return such deposit.  Stoneleigh has until May 30, 2009 to consummate with a transaction with RFC, subject to extension by Stoneleigh to August 31, 2009, with delivery by Stoneleigh of a $1,000,000 deposit.  In the event that a definitive agreement is not executed by August 31, 2009, RFC shall return the $1,000,000 deposit.

THE EXTENSION AMENDMENT AND CONVERSION PROPOSAL

The Extension Amendment

Stoneleigh is proposing to amend its amended and restated certificate of incorporation to extend that date on which Stoneleigh’s corporate existence terminates from May 31, 2009 to December 31, 2009.

The Extension Amendment and the Conversion proposal are essential to the overall implementation of the board of directors’ plan to continue Stoneleigh’s corporate existence until December 31, 2009 to allow Stoneleigh more time to complete a business combination. Approval of the Conversion proposal is a condition to the implementation of the Extension Amendment.

Stoneleigh has entered into a letter of intent with RFC, and, therefore, if the Extension Amendment proposal is not approved by the stockholders, Stoneleigh’s corporate existence will terminate on May 31, 2009 without Stoneleigh’s consummation of a business combination.

The board of directors believes that decisions regarding Stoneleigh’s future, such as whether to continue its existence or have its existence terminate, should be determined by Stoneleigh’s current stockholders and they should not be bound by the restrictions implemented by the stockholders at the time of the IPO.  The current stockholders should not be prohibited from amending the amended and restated certificate of incorporation to allow Stoneleigh to continue its existence, especially since all holders of public shares are being offered the opportunity to convert their public shares and receive their pro rata portion of the trust account in connection with the approval of the proposals which will occur close in time to May 31, 2009 as contemplated in the IPO prospectus.  Additionally, given Stoneleigh’s expenditure of time, effort and money on several possible business combinations, including the RFC business combination, circumstances warrant providing those who believe they might find RFC to be an attractive investment, the opportunity to approve such business combination.

In connection with the IPO, the insiders entered into letter agreements pursuant to which, among other things, they agreed not to propose or vote in favor of, or amend the certificate of incorporation to extend the period of time in which Stoneleigh must consummate a business combination prior to its liquidation.  The underwriting agreement between Stoneleigh and the underwriters of the IPO provided that Stoneleigh will not allow any amendments or waivers of the letter agreements without the consent of the representative of the underwriters of the IPO.

In connection with IPO, the underwriters are entitled to a cash fee of $7,400,000 at the consummation of a business combination if at least 80% of the proceeds of the trust account established at the time of the IPO are released to Stoneleigh.  If at least 80% of the proceeds of the trust account are not released to Stoneleigh, such $7,400,000 is not payable to the underwriters.

A copy of the proposed amendment to the amended and restated certificate of incorporation of Stoneleigh is attached to this proxy statement as Annex A.

Conversion Proposal

The Conversion proposal allows the holders of public shares to elect to convert their public shares into their pro rata portion of the funds held in the trust account if the Extension Amendment is approved. There is no limit on the number of public shares that may be converted. Stockholder approval of the Conversion and holders of a majority of the public shares electing to participate in the Conversion and converting their shares into their pro rata portion of the trust account, will constitute stockholder approval of the Conversion as a statutory distribution of substantially all of Stoneleigh’s assets for purposes of Section 271 of the GCL. Any such distribution will be a withdrawal of cash from the trust fund to the holders of the public shares that have exercised their rights to convert public shares but shall not require us to abandon the Extension Amendment or liquidate or dissolve the remainder of the trust account or our corporation.

All holders of Stoneleigh’s public shares who vote in favor of the Conversion, whether they vote for or against the Extension Amendment, are entitled to convert all or a portion of their public shares into their pro rata portion of the trust account, provided that the Extension Amendment is approved.  Voting in favor of the Conversion does not require you to convert your public shares.  You must, however, vote in favor of the Conversion in order to convert your public shares.

A public stockholder’s election to convert shall constitute consent for Stoneleigh to remove the Withdrawal Amount from the trust account relating to converted public shares, deliver to the holders of such shares so tendered such pro rata portion of the trust account and leave the remainder of the funds in the trust account until the earlier to occur of (y) the completion of a business combination or (z) December 31, 2009.  Stoneleigh estimates that the per share pro rata portion of the trust account will be approximately $8.04 at the time of the special meeting.

At the time the Extension Amendment becomes effective, Stoneleigh will also amend the trust account agreement to (i) permit the withdrawal of the Withdrawal Amount from the trust account, (ii) extend the date on which to liquidate the trust account to December 31, 2009 and (iii) prohibit any further changes in the distribution of trust account funds, including the date of liquidation, unless each and every Stoneleigh common stockholder specifically agrees in writing to such change. This amendment to the trust account agreement will make extensions to liquidate the trust account difficult for Stoneleigh to effect, as Stoneleigh believes that obtaining a unanimous vote of its stockholders is highly unlikely due to the diverse interests of its public common stockholders.

Reasons for the Proposals

Stoneleigh’s certificate of incorporation purports to prohibit amendment to certain of its provisions, including any amendment that would continue Stoneleigh’s existence beyond May 31, 2009 except in connection with, and upon completion of, a business combination.  Stoneleigh’s IPO prospectus stated that Stoneleigh would not take any action to amend or waive Article Sixth of its certificate of incorporation to allow it to continue its corporate existence beyond May 31, 2009, except in connection with, and to be effective upon, the consummation of a business combination.  Since the completion of its IPO, Stoneleigh has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating business terms with potential targets and conducting related due diligence.  Commencing promptly upon completion of its IPO, Stoneleigh began to search for an appropriate business combination target.  During the process, it relied on numerous business relationships and contacted investment bankers, private equity funds, consulting firms, and legal and accounting firms. As a result of these efforts, Stoneleigh identified and reviewed information with respect to over 50 possible target companies.  Primarily as a result of the difficult and deteriorating economic climate since its IPO, Stoneleigh has been dealing with significant challenges to identify suitable target business to present to its stockholders.

As stated above in “Why is the Company proposing the Extension Amendment and the Conversion  proposal?”, Stoneleigh identified RFC.  As Stoneleigh believes the RFC transaction to be in the best interests of its stockholders, and because Stoneleigh will not be able to conclude the business combination with RFC by May 31, 2009, Stoneleigh has determined to seek stockholder approval to extend Stoneleigh’s corporate existence from May 31, 2009 until December 31, 2009 to allow Stoneleigh the opportunity to complete a business combination with RFC or another business combination.  If the Extension Amendment is approved, Stoneleigh expects to seek stockholder approval of a business combination in the near future.

Stoneleigh’s charter purports to prohibit amendment to certain of its provisions, including any amendment that would extend its corporate existence beyond May 31, 2009, except in connection with, and effective upon consummation of, a business combination. Stoneleigh’s IPO prospectus did not suggest in any way that this charter provision, or the charter’s other business combination procedures, were subject to change. We believe that these charter provisions were included to protect Stoneleigh stockholders from having to sustain their investments for an unreasonably long period, if Stoneleigh failed to find a suitable business combination in the timeframe contemplated by the charter, and the application of those investments without the stockholder review customarily provided for them. We also believe, however, that given Stoneleigh’s expenditure of time, effort and money on several possible business combinations, including the RFC business combination, circumstances warrant providing those who believe they might find RFC to be an attractive investment, an opportunity to consider the RFC transaction, inasmuch as Stoneleigh is also affording stockholders who wish to convert their public shares as originally contemplated, the opportunity to do so as well. Accordingly, we believe that the Extension Amendment and Conversion proposal are consistent with the spirit in which Stoneleigh offered its securities to the public.

Stoneleigh’s charter also provides that Stoneleigh shall not consummate any business combination if the holders of 30% or more of the public shares, contemporaneously with voting against such business combination, exercise their rights to convert such shares into their pro rata portion of the trust account.  Because stockholders are not being asked to vote on a business combination at this meeting, public shares which are converted into a pro rata portion of the trust account in connection with the Conversion will not count towards such 30% threshold.  The 30% threshold will continue to apply in connection with a vote for approval of a business combination, including the RFC transaction, but will be based upon the number of public shares outstanding at the time of such vote, which may be significantly less than the number of public shares outstanding on the record date.

Stoneleigh has received an opinion from special Delaware counsel, Blank Rome LLP, concerning the validity of the Extension Amendment. Stoneleigh did not request Blank Rome to opine on whether the clause currently contained in Article Sixth of our charter prohibiting amendment of Article Sixth prior to consummation of a business combination was valid when adopted.  Blank Rome concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the proposed Amendment, if duly approved by our board of directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of Stoneleigh entitled to vote thereon, all in accordance with Section 242(b) of the GCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the GCL.” A copy of Blank Rome’s opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety.

The removal of the Withdrawal Amount from the trust account in connection with the Conversion will reduce the amount remaining in the trust account and Stoneleigh’s net asset value and increase the percentage interest of Stoneleigh’s common stock held by Stoneleigh’s directors, officers and senior advisors through the insider shares.  Stoneleigh cannot predict the amount that will remain in the trust account if the Extension Amendment and Conversion proposal are approved.  If the Extension Amendment and Conversion proposal are approved, the removal of this Withdrawal Amount from the trust account will significantly reduce the amount remaining in the trust account and Stoneleigh’s net asset value.  Stoneleigh’s IPO prospectus stated that the target business or businesses, or the controlling interest therein, that Stoneleigh may acquire, must have a fair market value of at least equal to 80% of Stoneleigh’s net assets.

If the Extension Amendment and Conversion Proposal Are Not Approved

If the Extension Amendment is not approved, Stoneleigh’s corporate existence will terminate except for the purposes of winding up its affairs and liquidating, pursuant to Section 278 of the GCL.  This has the same effect as if its board of directors and stockholders had formally voted to approve its dissolution pursuant to Section 275 of the GCL.  Accordingly, limiting its corporate existence to a specified date as permitted by Section 102(b)(5) of the GCL removed the necessity to comply with the formal procedures set forth in Section 275 of the GCL (which would have required its board of directors and stockholders to formally vote to approve its dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State).  In any liquidation, the funds held in the trust account will be distributed, pro rata to the holders of Stoneleigh’s public shares.  In such case, Stoneleigh anticipates notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipates it will take no more than 10 business days to effectuate such distribution.  Stoneleigh’s initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares.  There will be no distribution from the trust account with respect to Stoneleigh’s warrants which will expire worthless.  Stoneleigh will pay the costs of liquidation from its remaining assets outside of the trust account.  If such funds are insufficient, Stoneleigh’s management has agreed to advance it the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

Additionally, if the Extension Amendment is not approved, the holders of the public shares will not vote on the Conversion proposal, as Stoneleigh’s existence will terminate on May 31, 2009 and the trust account will be liquidated as described above. If the Conversion proposal is not approved, the Company will not effect the Extension Amendment.

If the Extension Amendment Is Approved

If the Extension Amendment is approved, Stoneleigh will file an amendment to the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware in the form of Annex A hereto to extend its corporate existence until December 31, 2009.  Stoneleigh will remain a reporting company under the Securities Exchange Act of 1934 and its units, common stock and warrants will remain publicly traded.  Stoneleigh will then continue to work to consummate a business combination until its corporate existence terminates on December 31, 2009.

Stoneleigh will continue to seek to consummate the RFC business combination or another business combination, which, depending on how many holders of public shares participate in the Conversion, may be considerably smaller in size than contemplated in the IPO.  You are not being asked to pass on the proposed business combination at this time.  If you are a public stockholder, you will have the specific right to vote on the proposed business combination with RFC, or another business combination if and when it is submitted to stockholders.

If the Extension Amendment and conversion proposal are approved, the removal of the Withdrawal Amount from the trust account in connection with the Conversion will reduce the amount held in the trust account and Stoneleigh’s net asset value following the Conversion.  Stoneleigh cannot predict the amount that will remain in the trust account if the Extension Amendment and Conversion proposal are approved.  Stoneleigh’s IPO prospectus stated that the target business or businesses, or the controlling interest therein that Stoneleigh may acquire, must have a fair market value of at least equal to 80% of Stoneleigh’s net assets.

Stoneleigh’s charter also provides that Stoneleigh shall not consummate any business combination if the holders of 30% or more of the public shares, contemporaneously with voting against such business combination, exercise their rights to convert such shares into their pro rata portion of the trust account.  Because stockholders are not being asked to vote on a business combination at this meeting, public shares which are converted into a pro rata portion of the trust account in connection with the Conversion will not count towards such 30% threshold.  The 30% threshold will continue to apply in connection with a vote for approval of a business combination, including the RFC transaction, but will be based upon the number of public shares outstanding at the time of such vote, which may be significantly less than the number of public shares outstanding on the record date.

If the Conversion Proposal Is Approved

Approval of the Conversion proposal is a condition to the implementation of the Extension Amendment.

 If the Extension Amendment and Conversion proposal are approved, the removal of the withdrawal of funds from the trust account in connection with the Conversion will reduce the amount held in the trust account and Stoneleigh’s net asset value following the Conversion.  Stoneleigh cannot predict the amount that will remain in the trust account if the Extension Amendment and Conversion proposal are approved and the amount remaining in the trust account may be only a small fraction of the approximately $224 million that was in the trust account as of March 31, 2009.

Stoneleigh’s IPO prospectus stated that the target business or businesses, or the controlling interest therein that Stoneleigh may acquire, must have a fair market value of at least equal to 80% of Stoneleigh’s net assets. Accordingly, the 80% threshold for the fair market value of a target business will be reduced proportionately to the extent of the Withdrawal Amount from the trust account in connection with Conversions.  For example, at March 31, 2009, Stoneleigh’s net assets were approximately $226.7 million, which would require a target business to have a fair market value of at least $181.36 million to be acquired by Stoneleigh.  If one-half of the public shares are converted, Stoneleigh’s net asset value would be reduced by $112 million to approximately $114.7 million and the 80% threshold for a business combination would be approximately $91.75 million.  As a further illustration, if public shares converted into $200 million of cash in the trust account, Stoneleigh’s net asset value would be reduced to approximately $26.7 million and the threshold for a target business fair market value would be reduced to approximately $21.36 million.

Stoneleigh’s charter also provides that Stoneleigh shall not consummate any business combination if the holders of 30% or more of the public shares, contemporaneously with voting against such business combination, exercise their rights to convert such shares into their pro rata portion of the trust account.  Because stockholders are not being asked to vote on a business combination at this meeting, public shares which are converted into a pro rata portion of the trust account in connection with the Conversion will not count towards such 30% threshold.  The 30% threshold will continue to apply in connection with a vote for approval of a business combination, including the RFC transaction, but will be based upon the number of public shares outstanding at the time of such vote, which may be significantly less than the number of public shares outstanding on the record date.

The Special Meeting

Date, Time and Place.  The special meeting of Stoneleigh’s stockholders will be held at 11:00 a.m., EDT on May 29, 2009, at the offices of Stoneleigh’s counsel, Blank Rome LLP, at 405 Lexington Avenue, New York, NY 10174.

Voting Power; Record Date.  You will be entitled to vote or direct votes to be cast at the special meeting, if you owned Stoneleigh common stock at the close of business on April 15, 2009, the record date for the special meeting.  You will have one vote per proposal for each Stoneleigh common share you owned at that time.  Stoneleigh warrants do not carry voting rights.

Votes Required.  Approval of the Extension Amendment and Conversion proposal will require the affirmative vote of holders of a majority of Stoneleigh’s common stock outstanding on the record date.  If you do not vote (i.e. you “Abstain” from voting on a proposal), your action will have the same effect as an “AGAINST” vote.  Broker non-votes will have the same effect as “AGAINST” votes.

At the close of business on April 15, 2009, there were 34,097,500 outstanding shares of Stoneleigh common stock each of which entitles its holder to cast one vote per proposal.

If you do not want the Extension Amendment approved, you must abstain, not vote, or vote against the  Extension Amendment.  If you want to obtain your pro rata portion of the trust account  shortly after the stockholder meeting which is scheduled for May 29, 2009, you must vote for the Conversion.  Holders of public shares who vote against the Conversion may not convert their public shares.

Proxies; Board Solicitation.  Your proxy is being solicited by the Stoneleigh board of directors on the proposal to approve the Extension Amendment and the Conversion being presented to stockholders at the special meeting.  No recommendation is being made as to whether you should elect to convert your shares.  Proxies may be solicited in person or by telephone.  If you grant a proxy, you may still revoke your proxy and vote your shares in person at the special meeting.

Possible claims against and Impairment of the Trust Account

You should be aware that because Stoneleigh’s IPO prospectus stated that Stoneleigh would not take any action allowing it to survive for a longer period of time except in connection with, and effective upon, the consummation of a business combination, as required by its certificate of incorporation, you may have securities law claims against Stoneleigh for rescission (under which a successful claimant has the right to receive the total amount paid for his or her shares pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the shares, in exchange for surrender of the shares) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security).  Rescission and damages claims would not necessarily be finally adjudicated by the time the trust account is liquidated.   Such claims may entitle public stockholders asserting them to more than the pro rata  share of the trust account to which they are entitled upon conversion or liquidation, as well as punitive damages.

Even if you do not pursue such claims, others may.  If they do, holders of such claims, who may include all stockholders who own shares issued in Stoneleigh’s IPO, might seek to have the claims satisfied from funds in the trust account.  Stoneleigh cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful.  Moreover, attendant litigation could result in delay in payments to public stockholders of trust account funds on liquidation.

In general under U.S. federal and state securities laws, material misstatements and omissions in a prospectus may give rise to rights of rescission in favor of, or claims for damages by, persons who purchased securities pursuant to the prospectus.  As a result, it is possible that adopting the Extension Amendment may result in claims being made against Stoneleigh whose holders might seek to have the claims satisfied from funds in the trust account.  Stoneleigh has not made or requested of its advisors a formal comprehensive analysis of its potential liability for any such misstatements or omissions.  Since rescission generally provides successful claimants with the right to recover the entire purchase price of their securities, holders of Stoneleigh common stock who successfully claim rescission could be awarded up to approximately $8.00 per share, based on the initial offering price of the units issued in Stoneleigh’s IPO, which were comprised of stock and warrants, less any amount received from the sale of the original warrants included in the units, plus interest from the date of Stoneleigh’s IPO.  In general, a person who purchased shares pursuant to a defective prospectus or other representation must make a claim for rescission within the applicable statute of limitations period, which, for claims made under federal law and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim but not more than three years from the occurrence of the event giving rise to the claim.  A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares.  Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence.  Rescission and damages claims would not necessarily be finally adjudicated by the time the trust account is liquidated, claims would not be extinguished by consummation of that transaction.

If Stoneleigh were to become subject to such claims as a result of the Extension Amendment, Stoneleigh’s assets following the Extension Amendment could be significantly reduced or depleted entirely and the trust account could be depleted by those claims to the extent of any judgments arising from such claims, together with any expenses related to defending such claims if the resources of Gary D. Engle and James A. Coyne, who have certain indemnification obligations with respect to the trust account, are insufficient or unavailable to indemnify Stoneleigh for the full amount.  A consequence might be that the amount being held in the trust account is diminished and holders of public shares who do not convert their public shares now may receive a lesser amount as their pro rata portion of the trust account.

Depletion of the trust account as a result of claims being made against it as described above could have the consequence of holders of public shares not receiving the same amount in the distribution to them of the pro rata  portion of the trust account if no such claims had been made.  This could happen if liabilities to which Stoneleigh becomes subject as a result of the Extension Amendment or otherwise are satisfied from funds in the trust account and the resources of Gary Engle and James Coyne, who agreed to certain indemnification obligations with respect to the trust account, are insufficient or unavailable to indemnify Stoneleigh for the full amount thereof on liquidation.

If Stoneleigh’s trust account is not depleted by liabilities for securities law claims or other expenses, Stoneleigh estimates that all public stockholders would receive as of December 31, 2009, upon liquidation, approximately $8.06 per share.  This per share amount may be less than the possible per-share amount of a successful rescission claim, which could be approximately $8.00, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the originally-attached warrants, plus interest from the date of the IPO.  A rescission award may also bear interest at a higher rate than that earned on trust account funds.  Public stockholders would also incur costs in prosecuting such claims, which would reduce the per-share amount they realize.

Stoneleigh has attempted to structure the Extension Amendment and the Conversion proposal to preserve the investment proposition set forth in the IPO prospectus for public stockholders, specifically, by giving them their right to convert on the date of the stockholder meeting, which is scheduled for May 29, 2009 and receive their pro rata portion of the trust account shortly thereafter.  This is designed to limit the potential damages, but it is impossible to predict how courts would rule in such a case.  A further deterrent to the bringing of a rescission claim is the significant costs that stockholders would incur in prosecuting those claims.

In view of the foregoing, Stoneleigh’s board of directors believes it in the best interests of Stoneleigh’s stockholders to approve the Extension Amendment and the Conversion proposal.

Possible Status as “Shell Company” under the Federal Securities Laws

Following stockholder approval of the proposals, we may be deemed a “shell company” under the federal securities laws.  A “shell company” is a public reporting company that has no or nominal assets (other than cash), and no or nominal operations.  Shell companies are subject to certain special rules under the federal securities law, including:

•	specific disclosure requirements on Form 8-K upon the consummation of a transaction that effects a change in control or changes the shell company into a non-shell company, as discussed further below;

•
limitations in the use of certain short-form registration statements under the Securities Act of 1933, as amended (Securities Act) while a shell company, including Form S-8 registration statements used in connection with employee benefit plans;

•	ineligibility for certain streamlined procedures and publicity rules in connection with public offerings while a shell company and for a period of three years thereafter; and

•	unavailability of the resale provisions of Rule 144 of the Securities Act until one year following the Form 8-K disclosure described above.

In addition, we may be deemed a “blank check company” under the federal securities laws, which could result in restrictions on any future public offerings of our securities, as further described below.

Potential Application of Rule 419 under the Securities Act to Future Public Offerings

Depending on the timing and nature of our future capital-raising activities, we could become subject to even more onerous restrictions regarding the handling of any future public offering proceeds than those set forth in our current certificate of incorporation regarding the proceeds of our IPO.  Following the amendment of our certificate of incorporation and the distribution of the amounts in the Trust account, we may be deemed a “blank check company” for the purposes of Securities Act.  Rule 419 imposes strict restrictions on the handling of the proceeds received, and securities issued, in an offering registered under the Securities Act by a “blank check company” as defined in Rule 419, including a mandatory escrow of the offering proceeds, a process of stockholder “reconfirmation” when a business combination is announced and a ban on the trading of the securities sold, pending the consummation of a business combination, which must occur within 18 months of the offering.  Rule 419 defines a “blank check company” as:

•
a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

•	issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934, as amended.

There are several bases on which exemptions from the application of Rule 419 exist, including raising capital through a private offering exempt from registration under the Securities Act, raising net proceeds in excess of $5 million in a public offering that is a firm commitment underwritten offering and raising capital in a public offering in connection with the acquisition of an identified company.  Although Stoneleigh intends to conduct any future capital raising in a manner that is exempt from Rule 419, there can be no assurances that any future capital raising transactions will qualify for such an exemption.

Forced Liquidation

If the Extension Amendment is not approved and we do not complete a business combination as contemplated by our IPO prospectus and in accordance with our certificate of incorporation, by May 31, 2009, our corporate existence will terminate except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the GCL.  This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the GCL.  Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the GCL removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State).  In any liquidation the funds held in the trust account will be distributed, pro rata, to the holders of the public shares.   In such case, Stoneleigh anticipates notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipates it will take no more than 10 business days to effectuate such distribution.  Stoneleigh’s initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares.  There will be no distribution from the trust account with respect to our warrants which will expire worthless.  Stoneleigh will pay the costs of liquidation from its remaining assets outside of the trust account.  If such funds are insufficient, Stoneleigh’s management has agreed to advance it the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

Required Vote

The affirmative vote by holders of a majority of Stoneleigh’s outstanding common stock voting for the Extension Amendment and the Conversion proposal is required to approve the Extension Amendment and the Conversion proposal.  In order to qualify as a Section 271 distribution of all or substantially all of Stoneleigh’s assets, a majority of the outstanding shares of common stock must vote in favor of the Conversion and holders of a majority of the public shares must elect to participate in the Conversion and convert their shares into their pro rata portion of the trust account.  However, Stoneleigh’s board of directors will abandon the Conversion proposal if the Extension Amendment is not approved.  In that case, Stoneleigh will be required by its certificate of incorporation to liquidate and distribute the trust account proceeds to the holders of public shares as contemplated by the IPO prospectus.

All of Stoneleigh’s directors, executive officers and their affiliates are expected to vote any common stock owned by them in favor of the Extension Amendment and the Conversion proposal.  On the record date, directors and executive officers of Stoneleigh and their affiliates beneficially owned and were entitled to vote 4,715,458 shares of Stoneleigh common stock representing approximately 13.83% of Stoneleigh’s issued and outstanding common stock.

In addition, affiliates of Stoneleigh may choose to buy shares of Stoneleigh public common stock in the open market and/or through negotiated private purchases.  In the event that purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment and Conversion proposal and elected to convert their shares into a portion of the trust account.  Any shares of Stoneleigh public common stock purchased by affiliates will be voted in favor of the Extension Amendment and Conversion proposal.

Interests of Stoneleigh’s Directors and Officers

When you consider the recommendation of the Stoneleigh board of directors, you should keep in mind that Stoneleigh’s executive officers and members of Stoneleigh’s board of directors have interests that may be different from, or in addition to, your interests as a stockholder.  These interests include, among other things:

•
If the Extension Amendment is not approved and we do not complete a business combination as contemplated by our IPO prospectus and in accordance with our certificate of incorporation, by May 31, 2009, our corporate existence will terminate except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the GCL.  In such event, the 6,250,000 shares of common stock held by Stoneleigh officers, directors, senior advisors, affiliates and their permitted transferees, which were acquired prior to the IPO for an aggregate purchase price of $1,550,000, will be worthless, as will the 5,957,000 warrants that were acquired prior to the IPO for an aggregate purchase price of $4,550,000.  Such common stock and warrants had an aggregate market value of approximately $49,747,250 based on the last sale price of $7.95 and $.01, respectively, on the NYSE Alternext on April 8, 2009;

•
Because the initial shares do not have the benefit of the liquidation rights of the trust account, insiders will not receive any cash in the exchange for their initial shares. An affiliate of Mr. Engle acquired 1,240,200 public shares and 9,300 warrants in open market purchases. Such common stock and warrants had an aggregate market value of approximately $9,859,683 based on the last sale price of $7.95 and $.01, respectively, on the American Stock Exchange, now known as NYSE Alternext, on April 8, 2009;

•
In connection with the IPO, Gary D. Engle and James A. Coyne each agreed to indemnify Stoneleigh for debts and obligations to vendors that are owed money by Stoneleigh, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account.  If Stoneleigh were to be liquidated, Messrs. Engle and Coyne will not have to perform such obligations as of May 31, 2009, because, as of March 31, 2009, Stoneleigh had cash of $2,342,964 available to it out of the trust, which is significantly greater than the amount payable to creditors;

•
The 5,975,000 insider warrants to purchase Stoneleigh common stock held by Stoneleigh’s officers, directors and senior advisors and their affiliates are exercisable only upon consummation of a business combination;

•
All rights specified in Stoneleigh’s certificate of incorporation relating to the right of officers and directors to be indemnified by Stoneleigh, and of Stoneleigh’s officers and directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after a business combination.  If the business combination is not approved and Stoneleigh liquidates, Stoneleigh will not be able to perform its obligations to its officers and directors under those provisions;

•
None of Stoneleigh’s executive officers or directors has received any cash compensation for services rendered to Stoneleigh.  All of the current members of Stoneleigh’s board of directors are expected to continue to serve as directors at least through the date of the special meeting.  Stoneleigh currently has made no determinations regarding the compensation it will pay its directors or officers following stockholder approval of the Extension Amendment; and

•
In connection with our IPO, each of our officers and directors entered into a letter agreement which provided, among other things, that Stoneleigh would not consummate a business combination with an affiliated entity without an opinion from an independent investment banking firm reasonably acceptable to the representative of the underwriters of the IPO that the business combination is fair to Stoneleigh’s stockholders from a financial perspective.  Stoneleigh believes the continued applicability of this provision following the stockholder approval of the Extension Amendment is unclear.  In such circumstances, we would anticipate that our board of directors will take such action as is consistent with its fiduciary duties to stockholders.

The Board’s Reasons for the Extension Amendment and Conversion proposal, its Conclusion, and its Recommendation

As discussed below, after careful consideration of all relevant factors, Stoneleigh’s board of directors has determined that the Extension Amendment and Conversion proposal are fair to, and in the best interests of, Stoneleigh and its stockholders.  The board of directors has approved and declared advisable adoption of the Extension Amendment and Conversion proposal, and recommends that you vote “FOR” such adoption.  The board expresses no opinion as to whether you should convert your public shares.

Stoneleigh was organized to serve as a vehicle for the acquisition, through a merger, capital stock exchange, asset acquisition or other similar business combination with a then unidentified operating business.  Stoneleigh signed a letter of intent with RFC  as of April 7, 2009.  As a result of the pending transaction with RFC, if approved, Stoneleigh will acquire control of RFC.

RFC was organized in Maryland on May 10, 2005, as a commercial real estate specialty finance company focused on originating and acquiring whole loans, bridge loans, subordinate interests in whole loans, commercial mortgage-backed securities and mezzanine loans, primarily in the United States.  Under the terms of the transaction, if approved, Stoneleigh will acquire a controlling interest in RFC.  Stoneleigh will receive 31,000,000 shares of newly issued RFC common stock and a $31,250,000 principal amount senior secured note of RFC for which Stoneleigh will pay to RFC $25,000,000 in cash.  Stoneleigh will have the option to adjust its investment to any amount between $20,000,000 and $150,000,000.  The number of shares of common stock and principal amount of the note will be adjusted proportionately. The note will be secured by a first priority senior secured position in all of the assets of RFC, including the capital stock of RFC's subsidiaries, and bear interest at the rate of 8%.  Additionally, Stoneleigh will have the right to appoint three of six members to RFC's board of directors upon the closing of the transaction.

If, after the execution of a definitive agreement between RFC and Stoneleigh either (i) Stoneleigh has demonstrated that it is ready to close the transaction and RFC has not consummated the transaction within 60 days of Stoneleigh demonstrating it can close or (ii) RFC signs a definitive agreement for a transaction other than the transaction with Stoneleigh, RFC must pay Stoneleigh the sum of $800,000 as liquidated damages for the damages incurred by Stoneleigh as a result of such actions and, in addition, shall reimburse Stoneleigh for all of its reasonable out-of-pocket expenses incurred in connection with the letter of intent and the RFC transaction.  Additionally, if the deposit described below has been paid, RFC must also return such deposit.  Stoneleigh has until May 30, 2009 to consummate with a transaction with RFC, subject to extension by Stoneleigh to August 31, 2009, with delivery by Stoneleigh of a $1,000,000 deposit.  In the event that a definitive agreement is not executed by August 31, 2009, RFC shall return the $1,000,000 deposit.

Stoneleigh believes that a business combination with RFC will provide Stoneleigh stockholders with an opportunity to participate in a combined company with significant growth potential.

Stoneleigh’s business combination with RFC is intended to be a “business combination” under Stoneleigh’s charter. The charter currently provides that if Stoneleigh’s corporate existence shall terminate on May 31, 2009, and that such provision may only be amended in connection with, and become effective upon, the consummation of a business combination.  As we explain below, Stoneleigh will not be able to complete the business combination by that date.

Stoneleigh’s board of directors believes that decisions regarding Stoneleigh’s future, such as whether to continue its existence or have its existence terminate, should be determined by Stoneleigh’s current stockholders and they should not be bound by the restrictions implemented by the stockholders at the time of the IPO.  The current stockholders should not be prohibited from amending the amended and restated certificate of incorporation to allow Stoneleigh to continue its existence, especially since all holders of public shares are being offered the opportunity to convert their public shares and receive their pro rata portion of the trust account in connection with the approval of the proposals which will occur close in time to May 31, 2009 as contemplated in the IPO prospectus.

       Since the completion of its IPO, Stoneleigh has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating the attendant business terms, conducting the related due diligence and obtaining the necessary audited financial statements of the business combination target. During the course of its search for a candidate, commencing promptly upon completion of its IPO, Stoneleigh identified, evaluated and entered into discussions with several companies. In particular, after closing the IPO in May 2007, Stoneleigh identified over 50 candidates for a potential transaction, however, discussions with those candidates never progressed beyond the preliminary stages. The Company first met with management of RFC in December 2008 and entered into a letter of intent as of April 7, 2009 with respect to a business combination. The Company first met with management of RFC in December 2008 and entered into a letter of intent on April 7, 2009 with respect to a business combination. From December 2008 until April 7, 2009, Stoneleigh has focused on a possible transaction with RFC.  The parties believe that they will enter into a definitive purchase agreement in May 2009 and can complete the business combination on or before December 31, 2009.

As Stoneleigh believes the RFC transaction to be in the best interests of its stockholders, and because Stoneleigh will not be able to conclude the business combination with RFC by May 31, 2009, Stoneleigh has determined to seek stockholder approval to extend Stoneleigh’s corporate existence until December 31, 2009.  If the Extension Amendment is approved, Stoneleigh expects to seek stockholder approval of the business combination with RFC in the near future.

Stoneleigh’s board of directors believes stockholders will benefit from Stoneleigh’s transaction with  RFC and is proposing the Extension Amendment to extend Stoneleigh’s corporate existence until December 31, 2009 and to allow for the Conversion.

The Extension Amendment would give Stoneleigh the opportunity to complete a business combination. Stockholder approval of the Conversion will and holders of a majority of the public shares electing to participate in the Conversion and convert their shares into their pro rata portion of the trust account, will constitute stockholder approval of the Conversion as a statutory distribution of substantially all of Stoneleigh’s assets for purposes of Section 271 of the GCL.

Stoneleigh is not asking you to pass on the RFC business combination at this time. If you vote in favor of the Extension Amendment and do not elect to convert your public shares, you will retain the right to vote on the proposed RFC business combination, which Stoneleigh expects to submit to stockholders for approval in the near future.

Stoneleigh’s IPO prospectus stated that Stoneleigh would not take any action to amend or waive Article Sixth of its certificate of incorporation to allow it to continue its corporate existence beyond May 31, 2009, except in connection with, and to be effective upon, the consummation of a business combination.  Since the completion of its IPO, Stoneleigh has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating business terms with potential targets and conducting related due diligence.  Commencing promptly upon completion of its IPO, Stoneleigh began to search for an appropriate business combination target.  During the process, it relied on numerous business relationships and contacted investment bankers, private equity funds, consulting firms, and legal and accounting firms. As a result of these efforts, Stoneleigh identified and reviewed information with respect to over 50 possible target companies.  Primarily as a result of the difficult and deteriorating economic climate since its IPO, Stoneleigh has been dealing with significant challenges to identify suitable target business to present to its stockholders.  As stated above in “Why is the Company proposing the Extension Amendment and the Conversion  proposal?”, Stoneleigh identified RFC.  As Stoneleigh believes the RFC transaction to be in the best interests of its stockholders, and because Stoneleigh will not be able to conclude the business combination with RFC by May 31, 2009, Stoneleigh has determined to seek stockholder approval to extend Stoneleigh’s corporate existence from May 31, 2009 until December 31, 2009 to allow Stoneleigh the opportunity to complete a business combination with RFC , or another business combination.  If the Extension Amendment is approved, Stoneleigh expects to seek stockholder approval of a business combination in the near future.

Stoneleigh’s charter purports to prohibit amendment to certain of its provisions, including any amendment that would extend its corporate existence beyond May 31, 2009, except in connection with, and effective upon consummation of, a business combination. Stoneleigh’s IPO prospectus did not suggest in any way that this charter provision, or the charter’s other business combination procedures, were subject to change. We believe that these charter provisions were included to protect Stoneleigh stockholders from having to sustain their investments for an unreasonably long period, if Stoneleigh failed to find a suitable business combination in the timeframe contemplated by the charter, and the application of those investments without the stockholder review customarily provided for them. We also believe, however, that given Stoneleigh’s expenditure of time, effort and money on several possible business combinations, including the RFC business combination, circumstances warrant providing those who believe they might find RFC to be an attractive investment an opportunity to consider the RFC transaction, inasmuch as Stoneleigh is also affording stockholders who wish to convert their public shares as originally contemplated the opportunity to do so as well. Accordingly, we believe that the Extension Amendment is consistent with the spirit in which Stoneleigh offered its securities to the public.

Stoneleigh has received an opinion from special Delaware counsel, Blank Rome LLP, concerning the validity of the Extension Amendment. Stoneleigh did not request Blank Rome to opine on whether the clause currently contained in Article Sixth of our charter prohibiting amendment of Article Sixth prior to consummation of a business combination was valid when adopted.  Blank Rome concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the proposed Amendment, if duly approved by our board of directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of Stoneleigh entitled to vote thereon, all in accordance with Section 242(b) of the GCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the GCL.” A copy of Blank Rome’s opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety.

Stoneleigh’s board of directors has unanimously approved the Extension Amendment and Conversion proposal.  Accordingly, if the Extension Amendment is approved by the holders of a majority of Stoneleigh’s outstanding common stock, in accordance with Delaware law, Stoneleigh believes the Extension Amendment will be valid and effective when filed with the Secretary of State of the State of Delaware in accordance with the applicable statutory provisions, notwithstanding the provision in the current certificate of incorporation purporting to prohibit certain amendments prior to consummation of a business combination.

After careful consideration of all relevant factors, Stoneleigh’s board of directors determined that the Extension Amendment is fair to and in the best interests of Stoneleigh and its stockholders.

The Board of Directors recommends that you vote “FOR” the Extension Amendment and Conversion proposal.  The Board of Directors expresses no opinion as to whether you should convert your public shares.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of Stoneleigh’s common stock as of April 15, 2009 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our officers, directors and senior advisors; and
•	all our officers and directors as a group.

As of April 15, 2009 there were a total of 34,097,500 shares of common stock (including 27,847,500 public shares).  Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount and Nature of	Approximate Percentage of
Name and Address of Beneficial Owner(1)	Beneficial Ownership	Outstanding Common Stock

Gary D. Engle(2)	2,244,074(3)	6.6%
Gary D. Engle 2008 GRAT(4)	2,342,370(5)	6.9%
James A. Coyne(2)	2,107,422(6)	6.2%
Brian Kaufman(7)	307,335(8)	*
Jonathan Davidson(7)	307,335(8)	*
Milton J. Walters	125,037(9)	*
Geoffrey A. Thompson	39,203	*
Michael Clayton(10)	17,424	*
Fir Tree, Inc.(11)	1,780,350	5.2%
QVT Financial LP(12)	3,065,600	9.0%
HBK Investments L.P. (13)	2,317,300	6.8%
President and Fellows of
Harvard College (14)	2,626,300	7.7%
All directors and executive
officers as a group (five individuals)	4,715,458(15)	13.8%
  _____________________
                 * Less than 1%.

(1) Unless otherwise noted, the business address of each of the following is 20 Marshall Street, South Norwalk, CT 06854.

(2) The business address of this individual is c/o PLM International, Inc., 20 Marshall Street, Suite 104, South Norwalk, CT 06854.

(3)  Includes 1,240,200 shares of common stock owned by Hera Financial LLC, an entity which Mr. Engle and his affiliates control.  Does not include (i) 3,273,434 shares of common stock issuable upon exercise of insider warrants held by Mr. Engle or (ii) 6,800 shares of common stock issuable upon exercise of warrants held by Hera Financial, none of which are currently exercisable and none of which will become exercisable within 60 days.

(4) The business address of this entity is Gary D. Engle 2008 GRAT, c/o Wayne Engle, 398 Highland Avenue, Winchester, MA 01890.

(5) These shares are held by Wayne E. Engle as Trustee of the Gary D. Engle 2008 GRAT. The beneficiaries of the GRAT are members of Gary D. Engle’s immediate family.

(6)  These shares are held by JAC Opportunity Fund I, LLC, a family-held entity of which Mr. Coyne is the sole manager. Does not include 2,061,567 shares of common stock issuable upon exercise of insider warrants held by JAC Opportunity Fund I, LLC which are not currently exercisable and will not become exercisable within 60 days.

(7) The business address of this individual is 11150 Santa Monica Boulevard, Suite 700, Los Angeles, California 90025.

(8)  Does not include 300,648 shares of common stock issuable upon exercise of insider warrants held by such individual which are not currently exercisable and will not become exercisable within 60 days.

(9) Does not include 38,703 shares of common stock issuable upon exercise of insider warrants held by Mr. Walters which are not currently exercisable and will not become exercisable within 60 days.

(10) The business address of this individual is 3030 Blackthorn Road, Riverwoods, Illinois 60015.

(11) Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2009 on behalf of Fir Tree SPAC Holdings 1, LLC (“SPAC Holdings 1”), Fir Tree SPAC Holdings 2, LLC (“SPAC Holdings 2”) and Fir Tree, Inc. (“Fir Tree”).  Such filing indicates that (a) SPAC Holdings 1 has shared voting and dispositive power with respect to 1,704,850 shares, (b) SPAC Holdings 2 has shared voting and dispositive power with respect to 75,500 shares and (c) Fir Tree has shared and dispositive power with respect to 1,780,350 shares.  Fir Tree is the investment manager for each of SPAC Holdings 1 and SPAC Holdings 2 and has been granted investment discretion over portfolio investments, including the common stock, held by each of them.  The business addresses for each entity above is 505 Fifth Avenue,  23rd Floor, New York, NY 10017.

(12)  Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2009 on behalf of QVT Financial LP, QVT Financial GP LLC, QVT Fund LP and QVT Associates GP LLC.  QVT Financial LP is the investment manager for QVT Fund LP (the “Fund”), which beneficially owns 2,500,386 shares of common stock, and for Quintessence Fund L.P. (“Quintessence”), which beneficially owns 272,587 shares of common stock.  QVT Financial LP is also the investment manager for a separate discretionary account managed for Deutsche Bank AG (the “Separate Account”), which beneficially holds 292,627 shares of common stock.  Accordingly, QVT Financial LP may be deemed to beneficially own an aggregate of 2,689,000 shares consisting of the shares owned by the Fund and Quintessence and the shares held in the Separate Account.  QVT Financial GP LLC, as General Partner of QVT Financial LP may be deemed to beneficially own the shares of common stock reported by QVT Financial LP.  The business addresses are as follows:  QVT Financial LP, QVT Financial GP LLC, QVT Associates GP LLC, 1177 Avenue of the Americas, 9th Floor, New York, NY 10036, QVT Fund LP, Walkers SPV, Walkers House, Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands.

(13)  Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2009 on behalf of HBK Investments L.P., HBK Services LLC, HBK New York LLC, HBK Partners II L.P., HBK Management LLC and HBK Master Fund L.P.  The business addresses are as follows:  HBK Investments L.P., HBK Services LLC, HBK Partners II L.P. and HBK Management LLC, 300 Crescent Court, Suite 700, Dallas, Texas 75201, HBK Master Fund L.P. is c/o HBK Services LLC, 300 Crescent Court, Suite 700, Dallas, Texas 75201 and HBK New York LLC is 250 Park Avenue, 20th Floor, New York, New York 10022.

(14)  Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2009 on behalf of President and Fellows of Harvard College.  The business address is c/o Harvard Management Company, Inc., 600 Atlantic Avenue, Boston, MA 02210.

(15)  Does not include 5,635,649 shares of common stock issuable upon exercise of insider warrants held by such individuals which are not currently exercisable and will not become exercisable within 60 days.

All of the 6,250,000 shares of our outstanding common stock owned by our stockholders prior to our IPO have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, pursuant to an escrow agreement.

STOCKHOLDER PROPOSALS

If the Extension Amendment and Conversion proposal are approved, Stoneleigh’s 2009 annual meeting of stockholders will be held on or about August 31, 2009, unless the date is changed by the Stoneleigh’s board of directors.  If you are a stockholder and you want to include a proposal in the proxy statement for the year 2009 annual meeting, you need to provide it to Stoneleigh by no later than June 1, 2009.  You should direct any proposals to Stoneleigh’s secretary at Stoneleigh’s principal office.

If Stoneleigh is liquidated on May 31, 2009, there will be no annual meeting in 2009.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, Stoneleigh and its agents that deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of Stoneleigh’s proxy statement.  Upon written or oral request, Stoneleigh will deliver a separate copy of the proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future.  Stockholders receiving multiple copies of such documents may likewise request that Stoneleigh deliver single copies of such documents in the future.  Stockholders may notify Stoneleigh of their requests by calling or writing Stoneleigh at Stoneleigh’s principal executive offices at 20 Marshall Street, #104, Norwalk, Connecticut 06854.

WHERE YOU CAN FIND MORE INFORMATION

Stoneleigh files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended.  You may read and copy reports, proxy statements and other information filed by Stoneleigh with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004.  Stoneleigh files its reports, proxy statements and other information electronically with the SEC.  You may access information on Stoneleigh at the SEC website containing reports, proxy statements and other information at http://www.sec.gov.  This proxy statement describes the material elements of relevant contracts, exhibits and other information attached as annexes to this proxy statement.  Information and statements contained in this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this document.

This proxy statement contains important business and financial information about us that is not included in or delivered with this document.  You may obtain this additional information, or additional copies of this proxy statement, at no cost, and you may ask any questions you may have about the Extension Amendment or the Distribution proposal by contacting us at the following address, telephone number or email address:

Stoneleigh Partners Acquisition Corp.
20 Marshall Street, #104
Norwalk, Connecticut 06854

In order to receive timely delivery of the documents in advance of the special meeting, you must make your request for information no later than [May  __, 2009.]

ANNEX A

PROPOSED AMENDMENT TO THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF
STONELEIGH PARTNERS ACQUISITION CORP.

Pursuant to Section 245 of the

Delaware General Corporation Law

The undersigned, being a duly authorized officer of STONELEIGH PARTNERS ACQUISITION CORP. (the “Corporation”), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

1.           The name of the Corporation is Stoneleigh Partners Acquisition Corp.

2.           The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on September 9, 2005, and Amended and Restated Certificates of Incorporation were filed in the office of the Secretary of State of the State of Delaware on April 3, 2007 and May 30, 2007.

3.           This Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate of Incorporation of the Corporation.

4.           This Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of Sections 242 and 245 the General Corporation Law of the State of Delaware (the “GCL”).

5.           The text of ARTICLE SIXTH is hereby amended and restated to read in full as follows:

The Corporation’s existence shall terminate on December 31, 2009 (the “Termination Date”). This provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination (defined below). A proposal to so amend this section shall be submitted to stockholders in connection with any proposed Business Combination pursuant to Article Seventh (A) below.

IN WITNESS WHEREOF, I have signed this Amendment to the Amended and Restated Certificate of Incorporation this _____ day of ____, 2009.

    Name: ______________________
                                                                                                                    Title: _______________________

A-1

 ANNEX B

(BLANK ROME LETTERHEAD)

OPINION OF BLANK ROME LLP

April 7, 2009

Stoneleigh Partners Acquisition Corp.

555 Fifth Avenue

New York, NY  10017

Attention:  Gary D. Engle, Chief Executive Officer

Re:  Enforceability of Certificate of Incorporation Provision

Ladies and Gentlemen:

We have acted as special Delaware counsel to Stoneleigh Partners Acquisition Corp., a Delaware corporation (the “Company”), in connection with a proposed amendment, in the form attached hereto as Exhibit A (the “Amendment”), to the Company’s Certificate of Incorporation, as initially filed with the Office of the Secretary of State of the State of Delaware (“Secretary of State”) on September 9, 2005, as amended and restated by the Company’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State on April 3, 2007 and May 30, 2007 (the “Amended and Restated Certificate of Incorporation”), which Amended and Restated Certificate of Incorporation we assume constitutes the entire certificate of incorporation of the Company as currently in effect (the “Certificate of Incorporation”).  In that connection, you have requested our opinion as to the enforceability under Delaware law of a certain provision in Article SIXTH (“Article SIXTH”) of the Certificate of Incorporation which purports to prohibit certain amendments to the Certificate of Incorporation intended to be effected by the Amendment.  Capitalized terms used but not defined herein are used as defined in the Certificate of Incorporation.

For purposes of this letter, our review of documents has been limited to the review of originals or copies furnished to us of the following documents, all of which have been supplied to us by the Company or obtained from publicly available records:

(a) The Certificate of Incorporation;

(b) The Bylaws of the Company, as adopted on September 9, 2005 (the “By-laws”), which we assume constitute the entire bylaws of the Company as currently in effect;

(c) The Amendment;

(d) The prospectus of the Company (the “Prospectus”), as filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(4) on May 31, 2007 in connection with Registration No. 333-133235;

(e) The Proxy Statement proposed to be filed with the SEC in connection with the Amendment (the “Proxy Statement”); and

(f) A certificate of good standing for the Company obtained from the Secretary of State, dated in April, 2009 (the “Good Standing Certificate”).

For purposes of this letter, we have not reviewed any documents other than the documents referenced in paragraphs (a) through (f) above and certain written statements of governmental authorities and others referenced in this paragraph.  In particular, we have not reviewed and express no opinion as to any other document that is referred to in, incorporated by reference into, or attached (as an exhibit, schedule, or otherwise) to any of the documents reviewed by us.  The opinions in this letter relate only to the documents specified in such opinions, and not to any exhibit, schedule, or other attachment to, or any other document referred to in or incorporated by reference into, any of such documents.  We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with or contrary to the opinions in this letter.  We have conducted no factual investigation of our own, and have relied solely upon the documents reviewed by us, the statements and information set forth in such documents, certain statements of governmental authorities and others (including, without limitation, the Good Standing Certificate), and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate and none of which we have investigated or verified.

BACKGROUND

Pursuant to Article SIXTH of the Certificate of Incorporation, the Company’s existence shall terminate on May 31,  2009 (the “Termination Date”).  Furthermore, Article SIXTH provides (i) this provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination and (ii) a proposal to so amend this section shall be submitted to stockholders in connection with any proposed Business Combination pursuant to Article SEVENTH.

The Certificate of Incorporation defines a “Business Combination” as the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of an operating business.

The Proxy Statement states, and we have assumed as true for purposes of this opinion, that as of the date of the Proxy Statement, the Company has entered into a letter of intent that would constitute a Business Combination within the meaning of the Amended and Restated Certificate of Incorporation but has not consummated a Business Combination.  Further, the Company expects this Business Combination to be completed by May 31, 2009; however, the Company’s Board of Directors has determined that it would be in the best interests of its stockholders to permit the Company to continue its corporate existence beyond May 31, 2009 in order to complete this Business Combination or another Business Combination.

The Company is considering amending Article SIXTH even though a Business Combination may not be consummated as contemplated by Article SIXTH.

The Amendment, would extend the Termination Date to December 31, 2009 and allow those Company’s public shares who vote against the Amendment to elect to convert1 their shares into a portion of the funds available in the trust account (the “Trust Fund”) established in connection with the IPO.

We further understand that even if the Amendment is duly approved and becomes effective, any holder of the Company’s public shares who has voted against the Amendment will have the opportunity to demand a cash conversion (i.e., a redemption) of his, her, or its shares, such that the holder will receive for those shares his, her, or its pro rata share of the funds available in the Trust Fund.

Article SIXTH of the Certificate of Incorporation purport to divest the Company (and consequently its directors and stockholders) of the power to amend Article SIXTH prior to the consummation of a Business Combination.

DISCUSSION

May Article SIXTH be amended as provided in the Amendment?

Section 242(a) of the GCL provides, in pertinent part:

After a corporation has received payment for any of its capital stock, it may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment....In particular, and without limitation upon such general power of amendment, a corporation may amend its certificate of incorporation, from time to time, so as:

(2)  To change, substitute, enlarge or diminish the nature of its business or its corporate powers and purposes; or

(6)  To change the period of its duration.

8 Del. C. § 242(a).  In addition, Section 242(b) provides that “[e]very amendment authorized by subsection (a) of this section shall be made and effected [as provided therein].”  8 Del. C. § 242(b) (emphasis added).  Subsection (b)(1) of Section 242 applies to corporations having capital stock and provides that to approve an amendment, a company’s “board of directors shall adopt a resolution setting forth the amendment proposed, declaring its advisability,” and directing that the amendment be considered by stockholders either at the next annual meeting or at a special meeting called for such purpose.  8 Del. C. § 242(b)(1).2  Subsection (b)(l) further provides that “[i]f a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class has been voted in favor of the amendment,” a certificate of amendment “shall” be executed and filed and “shall” become effective.  Id.3

By its terms, Section 242 contemplates that Delaware corporations have broad power and authority to amend their certificates of incorporation in any of the respects permitted by the statute, including in the respects contemplated by the Amendment, subject to obtaining the requisite board and stockholder approvals.  The statutory language itself suggests that the power to amend the certificate of incorporation is an important and fundamental right vested in the directors and stockholders, and nothing in Section 242 suggests that such right may be eliminated or fundamentally restricted by a provision in the certificate of incorporation.  Indeed, the statute provides that upon receipt of the requisite board and stockholder approvals, absent express authority in the approving resolutions permitting the board to abandon a proposed charter amendment, a corporation “shall” execute and file a certificate of amendment and such certificate of amendment “shall” become effective.

We note that Section 102(b)(4) of the GCL expressly permits a Delaware corporation to include in its certificate of incorporation provisions that modify the voting rights of directors and stockholders set forth in other provisions of the GCL.  Specifically, Section 102(b)(4) provides that a certificate of incorporation may contain:

Provisions requiring for any corporate action, the vote of a larger portion of the stock or any class or series thereof, or of any other securities having voting power, or a larger number of directors, than is required by this chapter[.]

8 Del. C. § 102(b)(4).  While Section 102(b)(4) expressly permits charter provisions requiring a greater vote of directors or stockholders than is otherwise required by Section 242 and other provisions of the GCL, nothing in Section 102(b)(4) purports to authorize a provision in a certificate of incorporation that eliminates, for a period of time or otherwise, the right and power of directors and stockholders to authorize amendments to the certificate of incorporation as expressly permitted by Section 242.

We further note that Section 102(b)(1) of the GCL provides that a certificate of incorporation may contain:

Any provision for the management of the business and for the conduct of the affairs of the corporation, and any provision creating, defining, limiting and regulating the powers of the corporation, the directors, and the stockholders, or any class of the stockholders...; if such provisions are not contrary to the laws of this State.

8 Del. C. § 102(b)(1).  In our view, Section 102(b)(1) does not provide authority for a charter provision that eliminates the power of a corporation’s directors and stockholders to amend the certificate of incorporation or particular provisions thereof.  First, Section 102(b)(1) does not authorize charter provisions that eliminate or prohibit the exercise of rights and powers, it merely provides for the limitation and regulation of such powers.  See Gotham Partners, L.P. v. Hallwood Realty Partners, L.P., 817 A.2d 160, 167-68 (Del. 2002) (noting the “dubious” validity of the trial court’s statement in dicta that a statute allowing a partnership agreement to restrict a partner’s fiduciary duties permitted a partnership agreement to eliminate a partner’s duties.  The Court declined to rule on the issue, however, because it was not properly before the Court on appeal).

Second, we believe a Delaware court would find that a certificate of incorporation provision that purports to eliminate the right and power to amend the certificate of incorporation, or particular portions thereof, unless and until a condition precedent is satisfied, is “contrary to the laws of [Delaware].” A charter provision is “contrary to the laws of [Delaware]” if it transgresses “a statutory enactment or a public policy settled by the common law or implicit in the General Corporation Law itself.”  Sterling v. Mayflower Hotel Corp., 93 A.2d 107, 118 (Del. 1952).  For the reasons discussed above, we believe the fundamental importance of the amendatory power as a matter of Delaware public policy is implicit in the language of Section 242.  Moreover, the Delaware case law discussed below further confirms the importance of the power to amend as a core right of directors and stockholders.  A charter provision purporting to divest the directors and stockholders of that important right, we believe, would be viewed by a Delaware court as “contrary to the laws of [Delaware].”

Although we are not aware of any Delaware case law directly addressing the enforceability under Section 102(b)(1) or otherwise of a charter provision prohibiting amendment to portions of a certificate of incorporation unless and until a condition precedent is satisfied, we are aware of several decisions suggesting that a certificate of incorporation provision eliminating the right and power of directors and stockholders to amend the certificate of incorporation might be unenforceable.  In Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 112-13 (Del.Ch. 1938), the Court of Chancery upheld a certificate of incorporation provision requiring a supermajority vote to change the designations, preferences, and rights of preferred stock.  Although the Court was not called upon to decide the validity of another provision requiring a 100% vote to reduce the dividend rate and liquidation value of the preferred stock, the Court suggested the possible invalidity of such a provision, observing with suspicion that such a provision would make a charter provision “practically irrepealable.”  Id. at 114.

In Triplex Shoe Co. v. Rice & Hutchins, Inc., 152 A. 342 (Del. 1930), the certificate of incorporation provided that the common stock had “sole” power to vote, but the common stock had been invalidly issued.  Even though there was no valid common stock with power to vote, including power to vote on an amendment to the certificate of incorporation, the Court assumed that an amendment to the certificate of incorporation nonetheless had been validly approved by the holders of preferred stock.  Id. at 347.  The Supreme Court held that, by the “very necessities of the case,” the holders of preferred stock had the power to vote where no common stock had been validly issued, emphasizing that otherwise the corporation would be “unable to function.”  Id. at 351.  Although Triplex dealt primarily with the proposition that a corporation cannot function properly unless at least one class or series of outstanding stock has power to vote on the election of directors, we believe the Supreme Court’s general observations about stockholder voting rights, coupled with its assumption that the charter amendment had been validly approved by the holders of preferred stock, which under the terms of the certificate of incorporation had no voting rights, provide strong support for the proposition that at least one class or series of outstanding stock must have power at all times to approve or authorize fundamental corporate actions for which the GCL requires a stockholder vote, including the election of directors and amendments to the certificate of incorporation.  For the same reasons articulated by the Supreme Court in Triplex, we believe a Delaware court would conclude that a certificate of incorporation provision purporting to divest all stockholders of the power to approve amendments to the certificate of incorporation leaves the corporation unable to function in a core area of its governance and, therefore, is unenforceable.4

More recently, in Jones Apparel Group, Inc. v. Maxwell Shoe Co., 883 A.2d 837 (Del. Ch. 2004), the Court of Chancery addressed whether a charter provision eliminating the power of a board of directors to fix record dates was permitted by Section 102(b)(1).  The Court held that the provision at issue was valid, but was careful to note that other charter provisions purporting to eliminate director or stockholder rights and powers with respect to other matters might not be enforceable:

[T]o rule for [plaintiff] in this situation does not mean that every statutory grant of authority to directors or stockholders may be altered by charter.  Rather, it is to say that the court must determine, based on careful, context-specific review in keeping with Sterling, whether a particular certificate provision contravenes Delaware public policy, i.e., our law, whether it be in the form of statutory or common law.

Id. at 848.  The Court referred to several statutory rights under the GCL that could not be modified or eliminated by a charter provision.  See id. at 848-849 & nn. 29, 30.5  The Court also indicated, in dicta, but without ruling on the issue, that a provision of a certificate of incorporation depriving directors of power to approve and propose to stockholders amendments to the certificate of incorporation likely would be invalid.  Defendants had argued that statutory rights of directors could be eliminated by the certificate of incorporation only if the statute establishing such rights contained the phrase “unless otherwise provided by the certificate of incorporation.” Defendants asserted that if the Court were to hold otherwise, then Delaware corporations presumably could adopt charter provisions divesting directors of any number of fundamental powers, including the power to approve and recommend to stockholders charter amendments and mergers.  In rejecting that argument, the Court observed:

[Sections] 242(b)(1) and 251 do not contain the magic words [─ “unless otherwise provided by the certificate of incorporation”─] and they deal respectively with the fundamental subjects of certificate amendments and mergers.  Can a certificate provision divest a board of its statutory power to approve a merger?  Or to approve a certificate of amendment?  Without answering those questions, I think it fair to say that those questions inarguably involve far more serious intrusions on core director duties than does [the record date provision at issue].

Jones Apparel, 883 A.2d at 852.

As suggested by the Court in Jones Apparel, the rights of directors and stockholders to amend the certificate of incorporation are core rights of fundamental importance under the GCL.  We believe that the fundamental nature of those rights is implicit in the statutory language itself, as discussed above.  The case law further supports our conclusion that the right to amend is a fundamental right of central importance under the statutory scheme of the GCL.  For example, in Lions Gate Entertainment Corp. v. Image Entertainment Inc., the Court of Chancery invalidated a provision in a certificate of incorporation that purported to permit the board or the stockholders to amend the certificate.  2006 WL 1668051 (Del. Ch. June 5, 2006).  The Chancellor observed:

Under § 242 of the DGCL, after a corporation has received payment for its capital stock, an amendment to a certificate of incorporation requires both (i) a resolution adopted by the board of directors setting forth the proposed amendment and declaring its advisability and (ii) the approval of a majority of the outstanding stock entitled to vote on the amendment.  Because the Charter Amendment Provision purports to give the Image board the power to amend the Charter unilaterally without a shareholder vote, it contravenes Delaware law and is invalid ....

Id., at *7.  Lions Gate supports our conclusion that the rights of directors and stockholders to approve amendments to the certificate of incorporation are “core” or “fundamental” rights that cannot be altered by a provision in the certificate of incorporation.  Moreover, Delaware cases often have emphasized that all rights of stockholders set forth in a certificate of incorporation remain subject to amendment, even if the certificate of incorporation does not expressly reserve such a right.  See, e.g., Maddock v. Vorclone Corp., 147 A. 255 (Del. Ch. 1929) (holding that all the provisions of the General Corporation Law are incorporated into a corporation’s charter, and therefore a corporation has the power to amend its charter, without expressly reserving that right in its charter); Peters v. US. Mortgage Co., 114 A. 598, 600 (Del. Ch. 1921) (holding that a corporate charter impliedly incorporates every pertinent provision in the Delaware Constitution and statutes, and, accordingly, a corporation has the power to amend its certificate).

In Davis v. Louisville Gas & Electric Co., 142 A. 654 (Del. Ch. 1928), a landmark decision on the permissibility of charter amendments, the Court of Chancery addressed an argument that an amendment to a certificate of incorporation was invalid because it sought to amend the certificate in a manner that was permitted by a recent amendment to the GCL but that was not permitted at the time the corporation was organized.  In the course of rejecting that argument, the Court observed that by granting power to amend the certificate of incorporation, the legislature “recognized the unwisdom of casting in an unchanging mould the corporate powers which it conferred touching these [internal] questions so as to leave them fixed for all time.” Id. at 657.  The Court further queried, “[m]ay it not be assumed that the Legislature foresaw that the interests of the corporations created by it might, as experience supplied the material for judgment, be best subserved by an alteration of their intercorporate and in a sense private powers ...,” i.e., alteration of the terms of the certificate of incorporation?  Id. Davis confirms the important public policy underlying the reservation of the right of directors and stockholders to amend the certificate of incorporation, as set forth in Section 242.

In view of the fundamental importance of the power and right of directors and stockholders to amend the certificate of incorporation, as reflected in the statutory language of Section 242 and expressed in the case law, it is our opinion that a charter provision purporting to eliminate the right and power of directors and stockholders to approve and implement amendments to the certificate of incorporation is not permitted by Section 102(b)(1) or any other provision of the GCL, even if such right and power is eliminated only as to particular provisions and only unless and until a condition precedent is satisfied.  We believe that such a provision is contrary to the laws and public policy of Delaware and, therefore, invalid and unenforceable.6

What votes of the directors and stockholders are required to approve the Amendment?

Given our conclusion that Article SIXTH may permissibly be amended, you also have requested our opinion as to the votes of the Company’s directors and stockholders that would be required to approve the proposed Amendment.

The statutory default votes for approving an amendment to a corporation’s certificate of incorporation are (i) approval (and declaration of advisability) by the board of directors by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present or, alternatively, the unanimous written consent of all directors (8 Del. C. §§ 141(b), 141(f), 242(b)); and (ii) votes or written consents in favor of the amendment by the holders of a majority of the outstanding stock entitled to vote thereon, and the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class (8 Del. C. §§ 228, 242(b)).7

The default director and stockholder votes required by the GCL may be increased to require a greater vote of the board or stockholders by a provision in the certificate of incorporation or, in the case of the board vote, the bylaws.  See 8 Del. C. §§ 102(b)(4), 141(b), 216, 242(b).  Delaware case law makes clear, however, that any charter or bylaw provision purporting to impose a supermajority or unanimous voting requirement must be “clear and unambiguous” and “positive, explicit, clear and readily understandable” because such provisions give a minority the power to veto the will of the majority, thus effectively disenfranchising the majority.  See Centaur Partners, IV v. National Intergroup, Inc., 582 A.2d 923, 926-27 (Del. 1990) (quoting Standard Power & Light Corp. v. Inv. Assocs., Inc., 51 A.2d 572, 576 (Del. 1947)); In re Explorer Pipeline Co., 781 A.2d 705, 714 (Del. Ch. 2001); Rainbow Navigation, Inc. v. Yonge, 1989 Del. Ch. LEXIS 41, at *13-14 (Del. Ch. Apr. 24, 1989).  Such provisions should be “strictly construed” and “should not be extended by liberal interpretation.”  Cinerama, Inc. v. Technicolor, Inc., 663 A.2d 1134, 1155 (Del. Ch. 1994), aff’d, 663 A.2d 1156 (Del. 1995).  There is no provision in the Company’s Certificate of Incorporation or By-laws purporting to impose a different or greater vote of directors or stockholders for approval of an amendment to the Certificate of Incorporation.

We have considered whether a Delaware court, rather than declaring the prohibition on amendment in Article SIXTH of the Certificate of Incorporation invalid and unenforceable, might instead interpret the provisions of Article SIXTH and Article SEVENTH as requiring a supermajority or unanimous vote of the directors and/or the stockholders to approve any amendments purportedly prohibited thereby.  We do not believe, however, that a Delaware court would interpret such provisions in that manner.  Nothing in the language of Article SIXTH and Article SEVENTH suggests that the drafter’s intent was to impose supermajority or unanimous voting requirements; rather, such language purports to be an outright prohibition on the power to amend, divesting both the board and stockholders of their statutory rights to amend such Article as specified.  For the reasons set forth above, we believe such Article is invalid and unenforceable, and does not contain a sufficient level of clarity to be re-interpreted as supermajority or unanimity provision.  Nor do we believe that a Delaware court would engage in “liberal interpretation” to effectively reform the provision to say something not intended by the drafters.  See Cinerama, 663 A.2d at 1155; see also Hob Tea Room v. Miller, 89 A.2d 851, 856-57 (Del. 1952) (reformation is appropriate only where an instrument fails to reflect actual intent); Lions Gate, 2006 WL 1668051 at *8 (holding that reformation of a certificate of incorporation is unavailable where the proponent fails to demonstrate that “all present and past shareholders intended the provisions to be included within the certificate ....” (citing Waggoner v. Laster, 581 A.2d 1127,1136 (Del. 1990)).8

For the reasons discussed above, it is our view that the Amendment may be approved by board and stockholder action at the statutory default levels and that Article SIXTH does not impose a supermajority or unanimous voting requirement for amending any of the provisions of such Article.

CONCLUSION

Based upon the foregoing and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, it is our opinion that the proposed Amendment, if duly approved by the Board of Directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the GCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the GCL.

The foregoing opinion is limited to the laws of the State of Delaware and we express no opinion as to the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.  In addition, we express no opinion as to the securities laws of the State of Delaware and the rules and regulations relating thereto.

We express no opinion regarding any rights, claims, or remedies that might or might not be available to stockholders in connection with the Company’s public disclosures relating to the dissolution and liquidation of the Company in the event a Business Combination has not been consummated within a specified time after the consummation of the IPO.  We also express no opinion as to the enforceability, validity, or effectiveness of any of the provisions of the Company’s Certificate of Incorporation, except to the extent expressly set forth in our opinion above with respect to the provisions of Article SIXTH to the extent that they purport to eliminate the power to amend such Article prior to the consummation of a Business Combination.  For the avoidance of doubt, we express no opinion as to the validity, enforceability, or effectiveness of the provisions set forth in the Amendment (or the Certificate of Incorporation as amended thereby) to the extent that such provisions may be deemed to require dissolution and liquidation of the Company under circumstances not contemplated or permitted by Section 102(b)(5) and/or Section 275 of the GCL and to the extent that such provisions provide for disparate treatment of stockholders in connection with liquidating distributions.  We also note that the conversion of shares to cash, as provided in the Certificate of Incorporation, as amended by the Amendment, likely would be construed as a redemption provision for purposes of the GCL and any conversion or redemption of shares thereunder might be subject to the restrictions on redemption set forth in Section 160 of the GCL

We have assumed that the Company will remain in good standing in the State of Delaware and will remain current on any franchise taxes or other fees owing to the State of Delaware until such time as the Amendment is filed with the Secretary of State.

The opinion expressed herein is rendered as of the date hereof and is based on our understandings and assumptions as to present facts as stated herein, and on the application of Delaware law as the same exists on the date hereof.  We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter occur or take effect.

This opinion is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose except that it might be furnished or quoted to the Securities and Exchange Commission in connection with the Proxy Statement.

Very truly yours,

/s/ Blank Rome LLP

1  Although such right is called a “conversion” right in the Certificate of Incorporation, we note that it technically would be deemed a redemption right under Delaware law, subject to the requirements of Section 160 of the GCL.

2  Stockholder approval also may be obtained by written consent pursuant to Section 228 of the GCL.  8 Del. C. § 228.

3  We note that Section 303 of the GCL provides an alternative means of authorizing amendments to the certificate of incorporation in connection with Federal bankruptcy proceedings.  Section 303 provides that a Delaware corporation may carry out an order for relief entered in a Federal bankruptcy proceeding and may take any corporate action required by such an order, including, specifically, amendments to its certificate of incorporation, without any further action by directors and stockholders.  See 8 Del. § 303.  A charter amendment pursuant to Section 303 specifically requires action pursuant to the Federal Bankruptcy Code and the statute provides that such action will have the same effect as unanimous director and stockholder approval.  Id. To the extent Article SIXTH purports to divest the Company of the power to carry out an order or decree of a Federal bankruptcy court requiring amendment of the Certificate of Incorporation, as required by Section 303 of the GCL, unless and until a Business Combination has been consummated or during the Business Target Acquisition Period, respectively, it is our view that such Article is invalid and unenforceable for the same reasons expressed herein with respect to the provision’s purported elimination of director and stockholder rights and powers.

4  Our conclusion in this regard is bolstered by Section 151 (b) of the GCL, which authorizes a corporation to include in its certificate of incorporation provisions for the redemption of any class or series of stock, but requires that immediately after any redemption “the corporation shall have outstanding 1 or more shares of 1 or more classes or series of stock, which share, or shares together, shall have full voting powers.” Section 151(b) is a further reflection of the important statutory policy requiring that at least one class or series of outstanding stock, or classes or series together, must have full voting powers with respect to fundamental corporate actions. We note that Section 151(a) provides that any of the voting powers of any class or series of stock “may be made dependent upon facts ascertainable outside the certificate of incorporation.”  8 Del. C. § 151(a). In our view, Section 151(a) does not authorize certificate of incorporation provisions that purport to divest all stockholders of the power to vote on fundamental corporate actions, such as amendments to the certificate of incorporation.  See 8 Del. C. § 151 (b); Triplex, 152 A. at 347, 351 (discussed above).

5  Specifically, the Court discussed Rohe v. Reliance Training Network 2000 WL 1038190 (Del. Ch. Jun. 21, 2000) (in which the Court of Chancery invalidated a charter provision purporting to eliminate the right of stockholders to elect directors annually in violation of the statutory scheme providing for one year terms in the case of non-staggered boards) and Loews Theatres, Inc. v. Comm. Credit Co., 243 A.2d 78 (Del. Ch. 1968) (in which the Court invalidated a charter provision purporting to impose ownership limits on the right of stockholders to inspect books and records pursuant to 8 Del. C. § 220). In the Loews decision, the Court observed that “a charter provision that seeks to waive a statutory right or requirement is unenforceable.” Loews, 243 A.2d at 81. The Jones Apparel Court further observed that “[i]t would also be doubtful whether a certificate provision could set a minimum notice requirement for stockholder meetings that was greater than the minimum of the range mandated by Section 222(b)” of the GCL.  Jones Apparel, 883 A.2d at 851.

6  Our opinion is not changed by dicta in Boesky v. CX Partners, L.P., 1988 WL 42250 (Del. Ch. Apr. 28, 1988), suggesting that Delaware law might not require that a corporation have the power to amend its certificate of incorporation after dissolution. In Boesky, a limited partnership agreement vested certain powers in the liquidating partner upon dissolution, but no partner had the power to amend the limited partnership agreement following dissolution. Relying on Triplex, 152 A. 342 (Del. 1930), the liquidating partner argued that Delaware law required that someone be empowered to amend the limited partnership agreement. The Court rejected the argument, noting that “I do not read Triplex as recognizing the rule that the power to amend a corporate charter or an agreement of limited partnership must always be deemed to exist someplace, even when the entity is in liquidation.” 1988 WL 42250, at *9. Boesky did not discuss the statutory language or case law discussed above (other than the Triplex decision), its observations about corporate charter amendments were dicta, and the actual holding was limited to a finding that Delaware law does not require that a limited partnership agreement be amendable following dissolution of the limited partnership. Indeed, the Court’s dicta regarding corporate charter amendments was similarly limited to the dissolution context, with the Court emphasizing that “Triplex, unlike the present case, involved a continuing entity, not one whose affairs are being wound up.”  Id. We express no view on whether the GCL permits a corporate certificate of incorporation to be amended after a corporation has dissolved and note that the law might require a corporation to revoke its voluntary dissolution pursuant to Section 311 of the GCL before effectuating an amendment to the certificate of incorporation.  See 8 Del. C. §§ 278, 311.

7  The Certificate of Incorporation does not contain any provision requiring a separate class vote to amend Article SIXTH.

8  Even if a Delaware court were inclined to liberally interpret or reform Article SIXTH in the manner suggested, a charter provision requiring a unanimous vote of stockholders is of questionable validity under Delaware law. See 8 Del. C. § 102(b)(4) (which authorizes provisions requiring the vote of a “larger portion” of stock); New Webster’s Concise Dictionary of the English Language 566 (2003) (defining “portion” as “[a] part of a whole”); Sellers, 2 A.2d at 114 (Del. Ch. 1938) (suggesting possible invalidity of a unanimity provision because it would render provisions of charter “practically irrepealable”).

Exhibit A

The text of ARTICLE SIXTH is hereby amended and restated to read in full as follows:

The Corporation’s existence shall terminate on December 31, 2009 (the “Termination Date”). This provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination (defined below). A proposal to so amend this section shall be submitted to stockholders in connection with any proposed Business Combination pursuant to Article Seventh (A) below.

PROXY

Stoneleigh Partners Acquisition Corp.
20 Marshall Street, #104
Norwalk, Connecticut 06854

SPECIAL MEETING OF STOCKHOLDERS

May 29, 2009

YOUR VOTE IS IMPORTANT
FOLD AND DETACH HERE

STONELEIGH PARTNERS ACQUISITION CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
May 29, 2009

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated [April __, 2009], in connection with the Special Meeting to be held at 11:00 a.m. EDT on May 29, 2009 at the offices of Blank Rome LLP, 405 Lexington Avenue, New York, NY 10174, and hereby appoints Gary D. Engle and James A. Coyne, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock, of Stoneleigh Partners Acquisition Corp. (the “Corporation”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present.  Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS CONSTITUTING THE EXTENSION AMENDMENT AND DISTRIBUTION PROPOSAL CONSISTING OF PROPOSALS 1, 2, 3  AND 4.

IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT YOUR BROKER OR BANK ON HOW TO VOTE YOUR SHARES.  IF YOU DO NOT PROVIDE SUCH INSTRUCTIONS, YOUR SHARES WILL NOT BE VOTED ON ANY OF THE PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

Proposal 1 –Extension of Corporate Life
Amend the Corporation’s Amended and Restated Certificate of Incorporation to permit the continuance of the existence of the Corporation until December 31, 2009 by amending Article Sixth of the certificate of incorporation.
FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2 – Approve the Conversion
Allow the holders of shares of common stock issued in the Corporation’s initial public offering to elect to convert such shares sold in the initial public offering into their pro rata portion of the funds held in the trust account established at the time of the Corporation’s initial public offering.
☐	☐	☐

Only if you vote “FOR” proposal Number 2 and you hold shares of the Corporation’s common stock issued in the Corporation’s initial public offering, or public shares, may you exercise your conversion rights with respect to all or a portion of your public shares by marking the “Exercise Conversion Right” box below and indicating how many public shares for which you are exercising such conversion rights in the space provided.  If you exercise your conversion rights, then you will be exchanging the indicated number of your public shares for cash and you will no longer own such public shares.  You will only be entitled to receive cash for those public shares if you tender your stock certificates representing such converted public shares to the Corporation’s duly appointed agent.

EXERCISE CONVERSION RIGHTS  ☐

CONVERT _____________ PUBLIC SHARES OF THE CORPORATION

Dated:	_________________________ 2009

______________________________________________
Stockholder’s Signature

______________________________________________
Stockholder’s Signature

Signature should agree with name printed hereon.  If stock is held in the name of more than one person, EACH joint owner should sign.  Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign.  Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY.  THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH IN ITEMS 1, 2, 3 AND 4 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.  THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.